Exhibit 2-B

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

OF

EVERY ASSETS I, LLC

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS AGREEMENT OR ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY, THE MANAGER OR THEIR AFFILIATES, OR ANY PROFESSIONAL ASSOCIATED WITH THIS OFFERING, AS LEGAL, TAX OR INVESTMENT ADVICE. EACH INVESTOR SHOULD CONSULT WITH AND RELY ON HIS OR HER OWN ADVISORS AS TO THE LEGAL, TAX AND/OR ECONOMIC IMPLICATIONS OF THE INVESTMENT DESCRIBED IN THIS AGREEMENT AND ITS SUITABILITY FOR SUCH INVESTOR.

AN INVESTMENT IN ANY SERIES OF INTERESTS CARRIES A HIGH DEGREE OF RISK AND IS ONLY SUITABLE FOR AN INVESTOR WHO CAN AFFORD LOSS OF HIS OR HER ENTIRE INVESTMENT IN THE SERIES.

THE INTERESTS HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY OTHER STATE. ACCORDINGLY, INTERESTS MAY NOT BE TRANSFERRED, SOLD, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT OR A VALID EXEMPTION FROM SUCH REGISTRATION.

Exhibit A –	SERIES DESIGNATION FORM
Exhibit B –	SERIES DESIGNATIONS

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF
EVERY ASSETS I, LLC

This AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF EVERY ASSETS I, LLC, (this “Agreement”) is dated as of October 31, 2022, is hereby adopted by the Manager and Initial Member as the Limited Liability Company Agreement of Every Assets I, LLC (the “Company”), a Delaware series limited liability company, and which is and shall be ratified, confirmed, and approved as such by each Member upon their admission and execution of a Joinder Agreement in accordance with the terms hereof. Capitalized terms used herein without definition shall have the respective meanings ascribed thereto in Section 1.1.

WHEREAS, the Company was formed as a series limited liability company under Section 18-215 of the Delaware Act pursuant to a certificate of formation filed with the Secretary of State of the State of Delaware on June 22, 2022, at which time the Manager and the Initial Member entered into that certain Limited Liability Company Agreement dated of even date therewith (the “Original LLCA”);

WHEREAS, the Company the Manager and the Initial Member have authorized the designation of four new Series of the Company known, respectively, as WOLVERINE,CR7, KOONS, and SHOELESS JOE, and now wish to amend and restate the Original LLCA in order to reflect the designation of such new Series and to affix such designation as Exhibit B.

NOW THEREFORE, the limited liability company agreement of the Company as agreed upon by the Members is as follows:

Article I – DEFINITIONS

Section 1.1      Definitions. The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Additional Economic Member” means a Person admitted as an Economic Member and associated with a Series in accordance with ARTICLE III as a result of an issuance of Interests of such Series to such Person by the Company.

“Advisory Board” has the meaning assigned to such term in Section 5.4.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Aggregate Ownership Limit” means, in respect of an Initial Offering or a Subsequent Offering, not more than 10% of the aggregate Outstanding Interests of a Series, and in respect of a Transfer, not more than 19.9% of the aggregate Outstanding Interests of a Series, or in both cases, such other percentage set forth in the applicable Series Designation or as determined by the Manager in its sole discretion and as may be waived by the Manager in its sole discretion.

“Agreement” has the meaning assigned to such term in the preamble.

“Allocation Policy” means the allocation policy of the Company adopted by the Manager in accordance with Section 5.1.

“Asset Seller” means any Person which duly transfers a Series Asset to a Series, by any method permitted by applicable law (including, but not limited to, a purchase agreement, option agreement or consignment agreement).

“Broker” means any Person who has been appointed by the Company (and as the Manager may select in its reasonable discretion) and specified in any Series Designation to provide execution and other services relating to an Initial Offering to the Company, or its successors from time to time, or any other broker in connection with any Initial Offering.

“Brokerage Fee” means the fee payable to the Broker for the purchase by any Person of Interests in an Initial Offering equal to an amount agreed between the Manager and the Broker from time to time and specified in any Series Designation.

“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York, are authorized or required to close.

“Capital Contribution” means with respect to any Member, the amount of cash and the initial Gross Asset Value of any other property contributed or deemed contributed to the capital of a Series by or on behalf of such Member, reduced by the amount of any liability assumed by such Series relating to such property and any liability to which such property is subject.

“Certificate of Formation” means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware.

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.

“Company” has the meaning assigned to such term in the preamble.

“Delaware Act” means the Delaware Limited Liability Company Act, 6 Del. C. Section 18-101, et seq.

“DGCL” means the General Corporation Law of the State of Delaware, 8 Del. C. Section 101, et seq.

“Divestiture Fee” has the meaning assigned to such term in Section 6.1.

“Economic Member” means together, the Investor Members, Additional Economic Members (including any Person who receives Interests in connection with any goods or services provided to a Series (including in respect of the sale of a Series Asset to that Series)), and their successors and assigns admitted as Additional Economic Members and Substitute Economic Members, in each case who is admitted as a Member of such Series, but shall exclude the Manager in its capacity as manager of the Company. For the avoidance of doubt, the Manager or any of its Affiliates shall only be an Economic Member to the extent it purchases Interests in a Series.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“Exchange Act” means the Securities Exchange Act of 1934.

“Expenses and Liabilities” has the meaning assigned to such term in Section 5.5(a).

“Free Cash Flow” means the gross cash proceeds of the Company less the portion thereof used to pay the Company’s expenses, debts, reserves, and contingencies, all determined by the Manager.

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“Joinder Agreement” means, in respect of an Initial Offering or Subsequent Offering, a subscription agreement or other agreement substantially in the form appended to the Offering Document pursuant to which an Investor Member or Additional Economic Member agrees to adhere to the terms of this Agreement or, in respect of a Transfer, a form of adherence or instrument of Transfer, each in a form satisfactory to the Manager from time to time, pursuant to which a Substitute Economic Member agrees to adhere to the terms of this Agreement.

“Governmental Entity” means any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof.

“Gross Asset Value” means, with respect to any asset contributed by an Economic Member to a Series, the gross fair market value of such asset as determined by the Manager.

“Indemnified Person” means (a) any Person who is or was an Officer of the Company or associated with a Series, (b) any Person who is or was a Manager or Liquidator, together with its officers, directors, members, shareholders, employees, managers, partners, controlling persons, agents or independent contractors, (c) any Person who is or was serving at the request of the Company as an officer, director, member, manager, partner, fiduciary or trustee of another Person; provided, that, except to the extent otherwise set forth in a written agreement between such Person and the Company or a Series, a Person shall not be an Indemnified Person by reason of providing, on a fee for services basis, trustee, fiduciary, administrative, escrow, or custodial services, (d) any member of the Advisory Board appointed by the Member pursuant to Section 5.4, and (d) any Person the Manager designates as an Indemnified Person for purposes of this Agreement.

“Individual Aggregate Limit” means, with respect to any individual holder, 10% of the greater of such holders annual income or net worth or, with respect to any entity, 10% of the greater of such holders annual revenue or net assets at fiscal year-end.

“Initial Member” means Every Management, LLC, a Delaware limited liability company.

“Initial Offering” means the first offering or private placement and issuance of any Series, other than the issuance to the Initial Member.

“Interest” means an interest in a Series, which is comprised of the total number of Units in such Series issued by the Company, that represents a Member’s rights, powers and duties with respect to the Company and such Series pursuant to this Agreement and the Delaware Act.

“Interest Designation” has the meaning ascribed in Section 3.3(f).

“Investment Advisers Act” means the Investment Advisers Act of 1940.

“Investment Company Act” means the Investment Company Act of 1940.

“Investor Members” mean those Persons who acquire Interests in the Initial Offering or Subsequent Offering and their successors and assigns admitted as Additional Economic Members.

“Liquidator” means one or more Persons selected by the Manager to perform the functions described in Section 11.2 as liquidating trustee of the Company or a Series, as applicable, within the meaning of the Delaware Act.

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“Manager” means, as the context requires, the manager of the Company or the manager of a Series.

“Member” means each member of the Company, each of whom shall be associated with a Series, including unless the context requires otherwise, the Initial Member, the Manager, each Economic Member (as the context requires), each Substitute Economic Member and each Additional Economic Member.

“National Securities Exchange” means an exchange registered with the U.S. Securities and Exchange Commission under Section 6(a) of the Exchange Act.

“Offering Document” means, with respect to any Series or the Interests of any Series, the prospectus, offering memorandum, offering circular, offering statement, offering circular supplement, private placement memorandum or other offering documents related to the Initial Offering of such Interests, in the form approved by the Manager and, to the extent required by applicable law, approved or qualified, as applicable, by any applicable Governmental Entity, including without limitation the U.S. Securities and Exchange Commission.

“Officers” means any president, vice president, secretary, treasurer or other officer of the Company or any Series as the Manager may designate (which shall, in each case, constitute managers within the meaning of the Delaware Act).

“Outstanding” or “Outstanding Interests” means all Interests that are issued by the Company and reflected as outstanding on the Company’s books and records as of the date of determination.

“Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, Governmental Entity or other entity.

“Record Date” means the date established by the Manager for determining (a) the identity of the Record Holders entitled to notice of, or to vote at, any meeting of Members associated with any Series or entitled to exercise rights in respect of any lawful action of Members associated with any Series or (b) the identity of Record Holders entitled to receive any report or distribution or to participate in any offer.

“Record Holder” or “holder” means the Person in whose name such Interests are registered on the books of the Company as of the opening of business on a particular Business Day, as determined by the Manager in accordance with this Agreement.

“Securities Act” means the Securities Act of 1933.

“Series” has the meaning assigned to such term in Section 3.3(a).

“Series Assets” means, at any particular time, all assets, properties (whether tangible or intangible, and whether real, personal or mixed) and rights of any type contributed to or acquired by a particular Series and owned or held by or for the account of such Series, whether owned or held by or for the account of such Series as of the date of the designation or establishment thereof or thereafter contributed to or acquired by such Series.

“Series Designation” has the meaning assigned to such term in Section 3.3(a).

“Sourcing Fee” has the meaning assigned to such term in Section 6.1.

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“Subsequent Offering” means any further issuance of Interests in any Series, excluding any Initial Offering or Transfer.

“Substitute Economic Member” means a Person who is admitted as an Economic Member of the Company and associated with a Series pursuant to Section 4.1(b) as a result of a Transfer of Interests to such Person.

“Super Majority Vote” means, the affirmative vote of the holders of Outstanding Interests of all Series representing at least two-thirds (2/3) of the total votes that may be cast by all such Outstanding Interests, voting together as a single class.

“Transfer” means, with respect to an Interest, a transaction by which the Record Holder of an Interest assigns such Interest to another Person who is or becomes a Member, and includes a sale, assignment, gift, exchange or any other disposition by law or otherwise, including any transfer upon foreclosure of any pledge, encumbrance, hypothecation or mortgage.

“U.S. GAAP” means United States generally accepted accounting principles consistently applied, as in effect from time to time.

“Unit” means a unit of Interest in the Company or a Series.

Section 1.2      Construction. Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to paragraphs, Articles and Sections refer to paragraphs, Articles and Sections of this Agreement; (c) the term include or includes means includes, without limitation, and including means including, without limitation, (d) the words herein, hereof and hereunder and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, (e) or has the inclusive meaning represented by the phrase and/or, (f) unless the context otherwise requires, references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto, (g) references to any Person shall include all predecessors of such Person, as well as all permitted successors, assigns, executors, heirs, legal representatives and administrators of such Person, and (h) any reference to any statute or regulation includes any implementing legislation and any rules made under that legislation, statute or statutory provision, whenever before, on, or after the date of the Agreement, as well as any amendments, restatements or modifications thereof, as well as all statutory and regulatory provisions consolidating or replacing the statute or regulation. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

Section 1.3        Amendment and Restatement. This Agreement hereby amends, replaces, and novates the Original LLCA for all purposes.

Article II – ORGANIZATION

Section 2.1      Formation. The Company has been formed as a series limited liability company pursuant to Section 18-215 of the Delaware Act. Except as expressly provided to the contrary in this Agreement, the rights, duties, liabilities and obligations of the Members and the administration, dissolution and termination of the Company and each Series shall be governed by the Delaware Act. The Certificate of Formation has been filed with the Secretary of State of the State of Delaware, such filing being hereby confirmed, ratified and approved in all respects. The Manager shall use reasonable efforts to cause to be filed such other certificates or documents that it determines to be necessary or appropriate for the formation, continuation, qualification and operation of a series limited liability company in the State of Delaware or any other state in which the Company or any Series may elect to do business or own property. To the extent that the Manager determines such action to be necessary or appropriate, the Manager shall, or shall direct the appropriate Officers, to file amendments to and restatements of the Certificate of Formation and do all things to maintain the Company as a series limited liability company under the laws of the State of Delaware or of any other state in which the Company or any Series may elect to do business or own property, and if an Officer is so directed, such Officer shall be an authorized person of the Company and, unless otherwise provided in a Series Designation, each Series within the meaning of the Delaware Act for purposes of filing any such certificate with the Secretary of State of the State of Delaware. The Company shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Formation, any qualification document or any amendment thereto to any Member.

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Section 2.2      Name. The name of the Company shall be Every Assets I, LLC. The business of the Company and any Series may be conducted under any other name or names, as may be determined by the Manager. The Manager may change the name of the Company at any time and from time to time and shall notify the Economic Members of such change in the next regular communication to the Economic Members.

Section 2.3      Registered Office; Registered Agent; Principal Office; Other Offices. Unless and until changed by the Manager in its sole discretion, the registered office of the Company in the State of Delaware shall be located at 1209 Orange Street, Wilmington, New Castle County, Delaware, 19801, and the registered agent for service of process on the Company and each Series in the State of Delaware at such registered office shall be The Corporation Trust Company. The principal office of the Company shall be located at 106 E 6th Street, Suite 900-185, Austin, Texas 78701. Unless otherwise provided in the applicable Series Designation, the principal office of each Series shall be located at 106 E 6th Street, Suite 900-185, Austin, Texas 78701 or such other place as the Manager may from time to time designate by notice to the Economic Members associated with the applicable Series. The Company and each Series may maintain offices at such other place or places within or outside the State of Delaware as the Manager determines to be necessary or appropriate. The Manager may change the registered office, registered agent or principal office of the Company or of any Series at any time and from time to time and shall notify the applicable Economic Members of such change in the next regular communication to such Economic Members.

Section 2.4      Purpose. The purpose of the Company and, unless otherwise provided in the applicable Series Designation, each Series shall be to (a) promote, conduct or engage in, directly or indirectly, any business, purpose or activity that lawfully may be conducted by a series limited liability company organized pursuant to the Delaware Act, (b) acquire, maintain and occasionally make available to interested purchasers investment grade alternative assets, and (c) conduct any and all activities related or incidental to the foregoing purposes.

Section 2.5      Powers. The Company, each Series and, subject to the terms of this Agreement, the Manager shall be empowered to do any and all acts and things necessary or appropriate for the furtherance and accomplishment of the purposes described in Section 2.4.

Section 2.6      Power of Attorney.

(a)            Each Economic Member hereby constitutes and appoints the Manager and, if a Liquidator shall have been selected pursuant to Section 11.2, the Liquidator, and each of their authorized officers and attorneys in fact, as the case may be, with full power of substitution, as his or her true and lawful agent and attorney in fact, with full power and authority in his or her name, place and stead, to:

(i)            execute, swear to, acknowledge, deliver, file and record in the appropriate public offices: (A) all certificates, documents and other instruments (including, but not limited to, this Agreement and the Certificate of Formation and all amendments or restatements hereof or thereof) that the Manager, or the Liquidator, determines to be necessary or appropriate to form, qualify or continue the existence or qualification of the Company as a series limited liability company in the State of Delaware and in all other jurisdictions in which the Company or any Series may conduct business or own property; (B) all certificates, documents and other instruments that the Manager, or the Liquidator, determines to be necessary or appropriate to reflect, in accordance with its terms, any amendment, change, modification or restatement of this Agreement; (C) all certificates, documents and other instruments that the Manager or the Liquidator determines to be necessary or appropriate to reflect the dissolution, liquidation or termination of the Company or a Series pursuant to the terms of this Agreement; (D) all certificates, documents and other instruments relating to the admission, withdrawal or substitution of any Economic Member pursuant to, or in connection with other events described in, ARTICLE III or ARTICLE XI; (E) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of any Series of Interests issued pursuant to Section 3.3; (F) all certificates, documents and other instruments that the Manager or Liquidator determines to be necessary or appropriate to maintain the separate rights, assets, obligations and liabilities of each Series; and (G) all certificates, documents and other instruments (including agreements and a certificate of merger) relating to a merger, consolidation or conversion of the Company; and

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(ii)            execute, swear to, acknowledge, deliver, file and record all ballots, consents, approvals, waivers, certificates, documents and other instruments that the Manager or the Liquidator determines to be necessary or appropriate to (A) make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by any of the Members hereunder or is consistent with the terms of this Agreement or (B) effectuate the terms or intent of this Agreement; provided, that when any provision of this Agreement that establishes a percentage of the Members or of the Members of any Series required to take any action, the Manager, or the Liquidator, may exercise the power of attorney made in this paragraph only after the necessary vote, consent, approval, agreement or other action of the Members or of the Members of such Series, as applicable.

Nothing contained in this Section shall be construed as authorizing the Manager, or the Liquidator, to amend, change or modify this Agreement except in accordance with ARTICLE XII or as may be otherwise expressly provided for in this Agreement.

(b)            The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and, to the maximum extent permitted by law, not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Economic Member and the transfer of all or any portion of such Economic Member’s Interests and shall extend to such Economic Member’s heirs, successors, assigns and personal representatives. Each such Economic Member hereby agrees to be bound by any representation made by any officer of the Manager, or the Liquidator, acting in good faith pursuant to such power of attorney; and each such Economic Member, to the maximum extent permitted by law, hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the Manager, or the Liquidator, taken in good faith under such power of attorney in accordance with this Section. Each Economic Member shall execute and deliver to the Manager, or the Liquidator, within fifteen (15) days after receipt of the request therefor, such further designation, powers of attorney and other instruments as any of such Officers or the Liquidator determines to be necessary or appropriate to effectuate this Agreement and the purposes of the Company.

Section 2.7      Term. The term of the Company commenced on the day on which the Certificate of Formation was filed with the Secretary of State of the State of Delaware pursuant to the provisions of the Delaware Act. The existence of each Series shall commence upon the effective date of the Series Designation establishing such Series, as provided in Section 3.3. The term of the Company and each Series shall be perpetual, unless and until it is dissolved or terminated in accordance with the provisions of ARTICLE XI. The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate of Formation as provided in the Delaware Act.

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Section 2.8      Title to Assets. All Interests shall constitute personal property of the owner thereof for all purposes and a Member has no interest in specific assets of the Company or applicable Series Assets. Title to any Series Assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Series to which such asset was contributed or by which such asset was acquired, and none of the Company, any Member, Officer or other Series, individually or collectively, shall have any ownership interest in such Series Assets or any portion thereof. Title to any or all of the Series Assets may be held in the name of the relevant Series or one or more nominees, as the Manager may determine. All Series Assets shall be recorded by the Manager as the property of the applicable Series in the books and records maintained for such Series, irrespective of the name in which record title to such Series Assets is held.

Article III – MEMBERS, SERIES AND INTERESTS

Section 3.1      Members.

(a)            Subject to paragraph (b), a Person shall be admitted as an Economic Member and Record Holder either as a result of an Initial Offering, Subsequent Offering, a Transfer or at such other time as determined by the Manager, and upon (i) agreeing to be bound by the terms of this Agreement by completing, signing and delivering to the Manager, a completed Joinder Agreement, which is then accepted by the Manager, (ii) the prior written consent of the Manager, and (iii) otherwise complying with the applicable provisions of ARTICLE III and ARTICLE IV. The Initial Member of the Company shall be automatically withdrawn as a Member of the Company upon the designation of a Series by the Manager, and the Initial Member of a Series shall be automatically withdrawn upon the admission to such Series of an Economic Member.

(b)            The Manager may withhold its consent to the admission of any Person as an Economic Member for any reason, including when it determines in its reasonable discretion that such admission could: (i) cause such Person’s holdings to be in excess of the Aggregate Ownership Limit, (ii) cause the Person’s investment in all Interests (of all Series in the aggregate) to exceed the Individual Aggregate Limit, (iii) could adversely affect the Company or a Series or subject the Company, a Series, the Manager or any of their respective Affiliates to any additional regulatory or governmental requirements or cause the Company to be disqualified as a limited liability company, or subject the Company, any Series, the Manager or any of their respective Affiliates to any tax to which it would not otherwise be subject, (iv) cause the Company to be required to register as an investment company under the Investment Company Act, (v) cause the Manager or any of its Affiliates being required to register under the Investment Advisers Act, (vi) cause the assets of the Company or any Series to be treated as plan assets as defined in Section 3(42) of ERISA, or (vii) result in a loss of (a) the then current tax status by the Company or the Series for US federal income tax purposes or the termination of the Company or the Series for US federal income tax purposes or (b) status as an association or company taxed as a sub-chapter C corporation for US federal income tax purposes of any Series or termination of any Series for US federal income tax purposes. A Person may become a Record Holder without the consent or approval of any of the Economic Members. A Person may not become a Member without acquiring an Interest.

(c)            The name and mailing address of each Member shall be listed on the books and records of the Company and each Series maintained for such purpose by the Company and each Series. The Manager shall update the books and records of the Company and each Series from time to time as necessary to reflect accurately the information therein.

(d)            Except as otherwise provided in the Delaware Act and subject to Section 3.1(e) and 3.3 relating to each Series, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company or a Series, and the Members shall not be obligated personally for any such debt, obligation or liability of the Company or Series solely by reason of being a Member.

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(e)            Except as otherwise provided in the Delaware Act, the debts, obligations and liabilities of a Series, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of such Series, and not of any other Series. In addition, the Members shall not be obligated personally for any such debt, obligation or liability of any Series solely by reason of being a Member.

(f)            Unless otherwise provided herein, and subject to ARTICLE XI, Members may not be expelled from or removed as Members of the Company. Except for the Initial Member who shall be automatically withdrawn as a Member of the Company and each Series as provided herein, Members shall not have any right to resign or redeem their Interests from the Company; provided that when a transferee of a Member’s Interest becomes a Record Holder of such Interests, such transferring Member shall cease to be a Member of the Company with respect to the Interests so transferred and that Members of a Series shall cease to be Members of such Series when such Series is finally liquidated in accordance with Section 11.3.

(g)            Except as may be otherwise agreed between the Company or a Series, on the one hand, and a Member, on the other hand, any Member shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Company or a Series, including business interests and activities in direct competition with the Company or any Series. None of the Company, any Series or any of the other Members shall have any rights by virtue of this Agreement in any such business interests or activities of any Member.

(h)            Every Management, LLC, a Delaware limited liability company, has been and is appointed as the Manager of the Company, and shall continue as Manager of the Company until the earlier of (i) the dissolution of the Company pursuant to Section 11.1(a), or (ii) its removal or replacement pursuant to Section 4.3 or ARTICLE X. Except as otherwise set forth in the Series Designation, the Manager of each Series shall be Every Management, LLC, a Delaware limited liability company, until the earlier of (i) the dissolution of the Series pursuant to Section 11.1(b) or (ii) its removal or replacement pursuant to Section 4.3 or Article X. Unless otherwise set forth in the applicable Series Designation, the Manager or its Affiliates shall, as at the closing of any Initial Offering, hold at least one half of one percent (0.5%) of the Interests of the Series being issued pursuant to such Initial Offering. Unless provided otherwise in this Agreement, the Interests held by the Manager or any of its Affiliates shall be identical to those of an Economic Member and will not have any additional distribution, redemption, conversion or liquidation rights by virtue of its status as the Manager; provided, that the Manager shall have the rights, duties and obligations of the Manager hereunder, regardless of whether the Manager shall hold any Interests.

Section 3.2      Capital Contributions.

(a)            The minimum number of Units a Member may acquire is one (1) Unit or such higher amount as the Manager may determine from time to time and as specified in each Series Designation, as applicable. Persons acquiring Units through an Initial Offering or Subsequent Offering shall make a Capital Contribution to the Company in an amount equal to the per Unit price determined in connection with such Initial Offering or Subsequent Offering multiplied by the number of Units acquired by such Person in such Initial Offering or Subsequent Offering, as applicable. Persons acquiring Units in a manner other than through an Initial Offering or Subsequent Offering or pursuant to a Transfer shall make such Capital Contribution as shall be determined by the Manager in its sole discretion.

(b)            Except as expressly permitted by the Manager, in its sole discretion (i) initial and any additional Capital Contributions to the Company or Series as applicable, by any Member shall be payable in cash and (ii) initial and any additional Capital Contributions shall be payable in one installment and shall be paid prior to the date of the proposed acceptance by the Manager of a Person’s admission as a Member to a Series (or a Member’s application to acquire additional Interests) (or within five (5) Business Days thereafter with the Manager’s approval). No Member shall be required to make an additional Capital Contribution to the Company or Series but may make an additional Capital Contributions to acquire additional Units at such Member’s sole discretion.

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(c)            Except to the extent expressly provided in this Agreement (including any Series Designation): (i) no Member shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon dissolution or termination of the Company or any Series may be considered as such by law and then only to the extent provided for in this Agreement; (ii) no Member holding any Units of a Series shall have priority over any other Member holding Units in the same Series either as to the return of Capital Contributions or as to distributions; (iii) no interest shall be paid by the Company or any Series on any Capital Contributions; and (iv) no Economic Member, in its capacity as such, shall participate in the operation or management of the business of the Company or any Series, transact any business in the Company’s or any Series’ name or have the power to sign documents for or otherwise bind the Company or any Series by reason of being a Member.

Section 3.3      Series of the Company.

(a)            Subject to the provisions of this Agreement and Delaware Act, the Manager may, at any time and from time to time and in compliance with paragraph (c), cause the Company to establish in writing, in substantially the form attached hereto as Exhibit A (each, a “Series Designation”) one or more series, as such term is used under Section 18-215 of the Delaware Act (each a “Series”). The Series Designation shall relate solely to the Series established thereby and shall not be construed: (i) to affect the terms and conditions of any other Series, or (ii) to designate, fix or determine the rights, powers, authority, privileges, preferences, duties, responsibilities, liabilities and obligations in respect of Interests associated with any other Series, or the Members associated therewith. The terms and conditions for each Series established pursuant to this Section shall be as set forth in this Agreement and the Series Designation, as applicable, for the Series. Upon approval of any Series Designation by the Manager, such Series Designation shall be attached to this Agreement as an Exhibit B until such time as none of such Interests of such Series remain Outstanding.

(b)            Each of the Series shall operate to the extent practicable as if it were a separate limited liability company.

(c)            The Series Designation establishing a Series may: (i) specify a name or names under which the business and affairs of such Series may be conducted; (ii) designate, fix and determine the relative rights, powers, authority, privileges, preferences, duties, responsibilities, liabilities and obligations in respect of Interests in such Series and the Members associated therewith (to the extent such terms differ from those set forth in this Agreement) and (iii) designate or authorize the designation of specific Officers to be associated with such Series. A Series Designation (or any resolution of the Manager amending any Series Designation) shall be effective when a duly executed original of the same is included by the Manager among the permanent records of the Company, and shall be annexed to, and constitute part of, this Agreement (it being understood and agreed that, upon such effective date, the Series described in such Series Designation shall be deemed to have been established and the Interests of such Series shall be deemed to have been authorized in accordance with the provisions thereof). The Series Designation establishing a Series may set forth specific provisions governing the rights of such Series against a Member associated with such Series who fails to comply with the applicable provisions of this Agreement (including, for the avoidance of doubt, the applicable provisions of such Series Designation). In the event of a conflict between the terms and conditions of this Agreement and a Series Designation, the terms and conditions of the Series Designation shall prevail.

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(d)            The assets and liabilities associated with a Series are as follows:

(i)            All consideration received by the Company for the issuance or sale of Units of a particular Series, together with all assets, including Series Assets, in which such consideration is invested or reinvested, and all income, earnings, profits and proceeds thereof, from whatever source derived, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be (collectively, the “assets”), shall, subject to the provisions of this Agreement, be held for the benefit of the Series or the Members associated with such Series, and not for the benefit of any other Series or the Members associated with any other Series, for all purposes, and shall be accounted for and recorded upon the books and records of the Series separately from any assets associated with any other Series. Such assets are herein referred to as “assets associated with” that Series. In the event that there are any assets in relation to the Company that, in the Managers reasonable judgment, are not readily associated with a particular Series, the Manager shall allocate such assets to, between or among any one or more of the Series, in such manner and on such basis as the Manager deems fair and equitable, and in accordance with the Allocation Policy, and any asset so allocated to a particular Series shall thereupon be deemed to be an asset associated with that Series. Each allocation by the Manager pursuant to the provisions of this paragraph shall be conclusive and binding upon the Members associated with each and every Series. Separate and distinct records shall be maintained for each and every Series, and the Manager shall not commingle the assets of one Series with the assets of any other Series.

(ii)            All debts, liabilities, expenses, costs, charges, obligations and reserves incurred by, contracted for or otherwise existing (collectively the “liabilities”) with respect to a particular Series shall be charged against the assets associated with that Series. Such liabilities are herein referred to as “liabilities associated with” that Series. In the event that there are any liabilities in relation to the Company that, in the Managers reasonable judgment, are not readily associated with a particular Series, the Manager shall allocate and charge (including indemnification obligations) such liabilities to, between or among any one or more of the Series, in such manner and on such basis as the Manager deems fair and equitable and in accordance with the Allocation Policy, and any liability so allocated and charged to a particular Series shall thereupon be deemed to be a liability associated with that Series. Each allocation by the Manager pursuant to the provisions of this Section shall be conclusive and binding upon the Members associated with each and every Series. All liabilities associated with a Series shall be enforceable against the assets associated with that Series only, and not against the assets associated with the Company or any other Series, and except to the extent set forth above, no liabilities shall be enforceable against the assets associated with any Series prior to the allocation and charging of such liabilities as provided above. Any allocation of liabilities that are not readily associated with a particular Series to, between or among one or more of the Series shall not represent a commingling of such Series to pool capital for the purpose of carrying on a trade or business or making common investments and sharing in profits and losses therefrom. The Manager has caused notice of this limitation on inter-series liabilities to be set forth in the Certificate of Formation, and, accordingly, the statutory provisions of Section 18-215(b) of the Delaware Act relating to limitations on inter-series liabilities (and the statutory effect under Section 18-207 of the Delaware Act of setting forth such notice in the Certificate of Formation) shall apply to the Company and each Series. Notwithstanding any other provision of this Agreement, no distribution on or in respect of Units in a particular Series, including, for the avoidance of doubt, any distribution made in connection with the winding up of such Series, shall be effected by the Company other than from the assets associated with that Series, nor shall any Member or former Member associated with a Series otherwise have any right or claim against the assets associated with any other Series (except to the extent that such Member or former Member has such a right or claim hereunder as a Member or former Member associated with such other Series or in a capacity other than as a Member or former Member).

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(e)            Title to and beneficial interest in Series Assets shall be deemed to be held and owned by the relevant Series and no Member or Members of such Series, individually or collectively, shall have any title to or beneficial interest in specific Series Assets or any portion thereof by virtue of being a Member of such Series. Each Member of a Series irrevocably waives any right that it may have to maintain an action for partition with respect to its Interest in the Company, any Series or any Series Assets. Any Series Assets may be held or registered in the name of the relevant Series, in the name of a nominee or as the Manager may determine; provided, however, that Series Assets shall be recorded as the assets of the relevant Series on the Company’s books and records, irrespective of the name in which legal title to such Series Assets is held. Any corporation, brokerage firm or transfer agent called upon to transfer any Series Assets to or from the name of any Series shall be entitled to rely upon instructions or assignments signed or purporting to be signed by the Manager or its agents without inquiry as to the authority of the Person signing or purporting to sign such instruction or assignment or as to the validity of any transfer to or from the name of such Series.

(f)            No Interest shall entitle any Member to any preemptive, preferential or similar rights unless such preemptive, preferential or similar rights are set forth in the applicable Series Designation on or prior to the date of the Initial Offering of any Interest of such Series (the designation of such preemptive, preferential or similar rights with respect to a Series in the Series Designation, the “Interest Designation”).

Section 3.4      Authorization to Issue Units.

(a)            The Company, by and through the Manager, may issue Units, and options, rights and warrants relating to such Units, for any Company or Series purpose at any time and from time to time to such Persons for such consideration (which may be cash, property, services or any other lawful consideration) or for no consideration and on such terms and conditions as the Manager shall determine, all without the approval of the Economic Members. Each Unit shall have the rights and be governed by the provisions set forth in this Agreement (including any Series Designation).

(b)            Unless otherwise provided in the applicable Series Designation, the Company is authorized to issue in respect of each Series an unlimited number of Units. All Units issued pursuant to, and in accordance with the requirements of, this ARTICLE III shall be validly issued Units in the Company and the designated Series, except to the extent otherwise provided in the Delaware Act or this Agreement (including any Series Designation).

Section 3.5      Voting Rights of Units Generally. Unless otherwise provided in this Agreement or any Series Designation, (i) each Record Holder of Units shall be entitled to one vote per Unit for all matters submitted for the consent or approval of Members generally, (ii) all Record Holders of Units (regardless of Series) shall vote together as a single class on all matters as to which all Record Holders of Units are entitled to vote, (iii) Record Holders of a particular Series of Units shall be entitled to one vote per Interest for all matters submitted for the consent or approval of the Members of such Series and (iv) the Manager or any of its Affiliates shall not be entitled to vote in connection with any Units they hold pursuant to Section 3.1(h) and no such Interests shall be deemed Outstanding for purposes of any such vote.

Section 3.6      Record Holders. The Company shall be entitled to recognize the Record Holder as the owner of a Unit and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Unit on the part of any other Person, regardless of whether the Company shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange or over-the-counter market on which such Units are listed for trading (if ever). Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring or holding Units, as between the Company on the one hand, and such other Persons on the other, such representative Person shall be the Record Holder of such Interests.

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Section 3.7      Splits.

(a)            Subject to paragraph (c) of this Section and Section 3.4, and unless otherwise provided in any Interest Designation, the Company may make a pro rata distribution of Units of a Series to all Record Holders of such Series, or may effect a subdivision or combination of Units of any Series, in each case, on an equal per Unit basis and so long as, after any such event, any amounts calculated on a per Unit basis or stated as a number of Units are proportionately adjusted.

(b)            Whenever such a distribution, subdivision or combination of Units is declared, the Manager shall select a date as of which the distribution, subdivision or combination shall be effective. The Manager shall send notice thereof at least twenty (20) days prior to the date of such distribution, subdivision or combination to each Record Holder as of a date not less than ten (10) days prior to the date of such distribution, subdivision or combination. The Manager also may cause a firm of independent public accountants selected by it to calculate the number of Units to be held by each Record Holder after giving effect to such distribution, subdivision or combination. The Manager shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the accuracy of such calculation.

(c)            Subject to Section 3.4 and unless otherwise provided in any Series Designation, the Company shall not issue fractional Units upon any distribution, subdivision or combination of Units. If a distribution, subdivision or combination of Units would otherwise result in the issuance of fractional Units, each fractional Unit shall be rounded to the nearest whole Unit (and a one-half (0.5) Unit shall be rounded to the next higher number of Units).

Section 3.8      Agreements. The rights of all Members and the terms of all Interests are subject to the provisions of this Agreement (including any Series Designation).

Article IV – REGISTRATION AND TRANSFER OF INTERESTS.

Section 4.1      Maintenance of a Register. Subject to the restrictions on Transfer and ownership limitations contained below:

(a)            The Company shall keep or cause to be kept on behalf of the Company and each Series a register that will set forth the Record Holders of each of the Interests and information regarding the Transfer of each of the Interests. The Manager is hereby initially appointed as registrar and transfer agent of the Interests, provided that the Manager may appoint such third party registrar and transfer agent as it determines appropriate in its sole discretion, for the purpose of registering Interests and Transfers of such Interests as herein provided, including as set forth in any Series Designation.

(b)            Upon acceptance by the Manager of the Transfer of any Interest, each transferee of an Interest (i) shall be admitted to the Company as a Substitute Economic Member with respect to the Interests so transferred to such transferee when any such Transfer or admission is reflected in the books and records of the Company, (ii) shall be deemed to agree to be bound by the terms of this Agreement by completing a Joinder Agreement to the reasonable satisfaction of the Manager in accordance with Section 4.2(g)(ii), (iii) shall become the Record Holder of the Interests so transferred, (iv) grants powers of attorney to the Manager and any Liquidator of the Company and each of their authorized officers and attorneys in fact, as the case may be, as specified herein, and (v) makes the consents and waivers contained in this Agreement. The Transfer of any Interests and the admission of any new Economic Member shall not constitute an amendment to this Agreement, and no amendment to this Agreement shall be required for the admission of new Economic Members.

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(c)            Nothing contained in this Agreement shall preclude the settlement of any transactions involving Interests entered into through the facilities of any National Securities Exchange or over-the-counter market on which such Interests are listed for trading, if any.

Section 4.2      Ownership Limitations.

(a)            No Transfer of any Economic Member’s Interest, whether voluntary or involuntary, shall be valid or effective, and no transferee shall become a substituted Economic Member, unless the written consent of the Manager has been obtained, which consent may be withheld in its sole and absolute discretion as further described in this Section 4.2. In the event of any Transfer, all of the conditions of the remainder of this Section must also be satisfied. Notwithstanding the foregoing but subject to Section 3.6, assignment of the economic benefits of ownership of Interests may be made without the Manager’s consent, provided that the assignee is not an ineligible or unsuitable investor under applicable law.

(b)            No Transfer of any Economic Member’s Interest, whether voluntary or involuntary, shall be valid or effective unless the Manager determines, after consultation with legal counsel acting for the Company that such Transfer will not, unless waived by the Manager:

(i)            result in the transferee directly or indirectly owning in excess of the Aggregate Ownership Limit;

(ii)            cause all or any portion of the assets of the Company or any Series to constitute plan assets for purposes of ERISA;

(iii)            adversely affect the Company or such Series, or subject the Company, the Series, the Manager or any of their respective Affiliates to any additional regulatory or governmental requirements or cause the Company to be disqualified as a limited liability company or subject the Company, any Series, the Manager or any of their respective Affiliates to any tax to which it would not otherwise be subject;

(iv)            require registration of the Company, any Series or any Interests under any securities laws of the United States of America, any state thereof or any other jurisdiction; or

(v)            violate or be inconsistent with any representation or warranty made by the transferring Economic Member.

(c)            The transferring Economic Member, or such Economic Member’s legal representative, shall give the Manager prior written notice before making any voluntary Transfer and notice within thirty (30) days after any involuntary Transfer (unless such notice period is otherwise waived by the Manager), and shall provide sufficient information to allow legal counsel acting for the Company to make the determination that the proposed Transfer will not result in any of the consequences referred to in paragraphs (b)(i) through (b)(v) above. If a Transfer occurs by reason of the death of an Economic Member or assignee, the notice may be given by the duly authorized representative of the estate of the Economic Member or assignee. The notice must be supported by proof of legal authority and valid assignment in form and substance acceptable to the Manager.

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(d)            In the event any Transfer permitted by this Section shall result in beneficial ownership by multiple Persons of any Economic Member’s Interest in the Company, the Manager may require one or more trustees or nominees to be designated to represent a portion of or the entire Interest transferred for the purpose of receiving all notices which may be given and all payments which may be made under this Agreement, and for the purpose of exercising the rights which the transferor as an Economic Member had pursuant to the provisions of this Agreement.

(e)            A transferee shall be entitled to any future distributions attributable to the Interests transferred to such transferee and to transfer such Interests in accordance with the terms of this Agreement; provided, however, that such transferee shall not be entitled to the other rights of an Economic Member as a result of such Transfer until he or she becomes a Substitute Economic Member.

(f)            The Company and each Series shall incur no liability for distributions made in good faith to the transferring Economic Member until a written instrument of Transfer has been received by the Company and recorded on its books and the effective date of Transfer has passed.

(g)            Any other provision of this Agreement to the contrary notwithstanding, any Substitute Economic Member shall be bound by the provisions hereof. Prior to recognizing any Transfer in accordance with this Section, the Manager may require, in its sole discretion:

(i)            the transferring Economic Member and each transferee to execute one or more deeds or other instruments of Transfer in a form satisfactory to the Manager;

(ii)            each transferee to acknowledge its assumption (in whole or, if the Transfer is in respect of part only, in the proportionate part) of the obligations of the transferring Economic Member by executing a Joinder Agreement (or any other equivalent instrument as determined by the Manager);

(iii)            each transferee to provide all the information required by the Manager to satisfy itself as to anti-money laundering, counter-terrorist financing and sanctions compliance matters; and

(iv)            payment by the transferring Economic Member, in full, of the costs and expenses referred to in paragraph (h) below, and no Transfer shall be completed or recorded in the books of the Company, and no proposed Substitute Economic Member shall be admitted to the Company as an Economic Member, unless and until each of these requirements has been satisfied or, at the sole discretion of the Manager, waived.

(h)            The transferring Economic Member shall bear all costs and expenses arising in connection with any proposed Transfer, whether or not the Transfer proceeds to completion, including any legal fees incurred by the Company or any broker or dealer, any costs or expenses in connection with any opinion of counsel, and any transfer taxes and filing fees.

Section 4.3      Transfer of Interests and Obligations of the Manager.

(a)            The Manager may Transfer all Interests acquired by the Manager (including all Interests acquired by the Manager in the Initial Offering pursuant to Section 3.1(h)) at any time and from time to time following the closing of the Initial Offering.

(b)            The Economic Members hereby authorize the Manager to assign its rights, obligations and title as Manager to an Affiliate of the Manager without the prior consent of any other Person, and, in connection with such Transfer, designate such Affiliate of the Manager as a successor Manager provided, that the Manager shall notify the applicable Economic Members of such change in the next regular communication to such Economic Members.

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(c)            Except as set forth in Section 4.3(b) above, in the event of the resignation of the Manager of its rights, obligations and title as Manager, the Manager shall nominate a successor Manager and the vote of a majority of the Interests held by Economic Members shall be required to elect such successor Manager. The Manager shall continue to serve as the Manager of the Company until such date as a successor Manager is elected pursuant to the terms of this Section 4.3(c).

Section 4.4      Remedies for Breach. If the Manager shall at any time determine in good faith that a Transfer or other event has taken place that results in a violation of this ARTICLE IV, the Manager shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Company to redeem shares, refusing to give effect to such Transfer on the books of the Company or instituting proceedings to enjoin such Transfer or other event.

Article V – MANAGEMENT AND OPERATION OF THE COMPANY AND EACH SERIES

Section 5.1      Power and Authority of Manager. Except as explicitly set forth in this Agreement, the Manager, as appointed pursuant to Section 3.1(h) of this Agreement, shall have full power and authority to do, and to direct the Officers to do, all things and on such terms as it determines to be necessary or appropriate to conduct the business of the Company and each Series, to exercise all powers set forth in Section 2.5 and to effectuate the purposes set forth in Section 2.4, in each case without the consent of the Economic Members, including but not limited to the following:

(a)            the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness, including indebtedness that is convertible into Interests, and the incurring of any other obligations;

(b)            the making of tax, securities, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Company or any Series (including, but not limited to, the filing of periodic reports on Forms 1-K, 1-SA and 1-U with the U.S. Securities and Exchange Commission), and the making of any tax elections;

(c)            the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Company or any Series or the merger or other combination of the Company or any Series with or into another Person;

(d)            the acquisition, procurement, storage, preservation, protection, consignment, lending, showing, appraising, authenticating, or other use, management, or administration, without limitation, of the assets of the Company or any Series, directly or through contract or appointment of affiliated or third-party vendors, consultants, advisors, or asset managers;

(e)            the use of the assets of the Company (including cash on hand) for any purpose not inconsistent with the terms of this Agreement, including (i) the financing of the conduct of the operations of the Company and the repayment of obligations of the Company, (ii) the financing of the conduct of the operations of such Series and the repayment of obligations, if any, of such Series, and (iii) the loan, consignment, display, storage, preservation, protection, and monetization of any Series Asset with or by any third-party, with or without consideration;

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(f)            the negotiation, execution and performance of any contracts, conveyances or other instruments (including instruments that limit the liability of the Company or any Series under contractual arrangements to all or particular assets of the Company or any Series);

(g)            the declaration and payment of distributions of Free Cash Flow or other assets to Members associated with a Series;

(h)            the election and removal of Officers of the Company or associated with any Series;

(i)            the selection, retention and dismissal of employees, agents, outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment, retention or hiring, and the payment of fees, expenses, salaries, wages and other compensation to such Persons;

(j)            the solicitation of proxies from holders of any Series of Interests issued on or after the date of this Agreement that entitles the holders thereof to vote on any matter submitted for consent or approval of Economic Members under this Agreement;

(k)            the maintenance of insurance for the benefit of the Company, any Series and the Indemnified Persons and the reinvestment by the Manager in its sole discretion, of any proceeds received by such Series from an insurance claim in a replacement Series Asset which is substantially similar to that which comprised the Series Asset prior to the event giving rise to such insurance payment;

(l)            the formation of, or acquisition or disposition of an interest in, and the contribution of property and the making of loans to, any limited or general partnership, joint venture, corporation, limited liability company or other entity or arrangement;

(m)            the placement of any Free Cash Flow funds in deposit accounts in the name of a Series or of a custodian for the account of a Series, or to invest those Free Cash Flow funds in any other investments for the account of such Series, in each case pending the application of those Free Cash Flow funds in meeting liabilities of the Series or making distributions or other payments to the Members (as the case may be);

(n)            the control of any matters affecting the rights and obligations of the Company or any Series, including the bringing, prosecuting and defending of actions at law or in equity and otherwise engaging in the conduct of litigation, arbitration or remediation, and the incurring of legal expense and the settlement of claims and litigation, including in respect of taxes;

(o)            the indemnification of any Person against liabilities and contingencies to the maximum extent permitted by law;

(p)            the giving of consent of or voting by the Company or any Series in respect of any securities that may be owned by the Company or such Series;

(q)            the waiver of any condition or other matter by the Company or any Series;

(r)            the entering into of listing agreements with any National Securities Exchange or over-the-counter market and the delisting of some or all of the Interests from, or requesting that trading be suspended on, any such exchange or market;

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(s)            the issuance, sale or other disposition, and the purchase or other acquisition, of Interests or options, rights or warrants relating to Interests;

(t)            the registration of any offer, issuance, sale or resale of Interests or other securities or any Series issued or to be issued by the Company under the Securities Act and any other applicable securities laws (including any resale of Interests or other securities by Members or other security holders);

(u)            the execution and delivery of agreements with Affiliates of the Company or other Persons to render services to the Company or any Series;

(v)            the adoption, amendment and repeal of the Allocation Policy;

(w)            the selection of auditors for the Company or any Series;

(x)            the selection of any transfer agent or depositor for any securities of the Company or any Series, and the entry into such agreements and provision of such other information as shall be required for such transfer agent or depositor to perform its applicable functions; and

(y)            unless otherwise provided in this Agreement or the Series Designation, the calling of a vote of the Economic Members as to any matter to be voted on by all Economic Members of the Company or of a particular Series, as applicable.

The authority and functions of the Manager, on the one hand, and of the Officers, on the other hand, shall be identical to the authority and functions of the board of directors and officers, respectively, of a corporation organized under the DGCL in addition to the powers that now or hereafter can be granted to managers under the Delaware Act. No Economic Member, by virtue of its status as such, shall have any management power over the business and affairs of the Company or any Series or actual or apparent authority to enter into, execute or deliver contracts on behalf of, or to otherwise bind, the Company or any Series.

Section 5.2      Determinations by the Manager. In furtherance of the authority granted to the Manager pursuant to Section 5.1 of this Agreement, the determination as to any of the following matters, made in good faith by or pursuant to the direction of the Manager in a manner not inconsistent with this Agreement, shall be final and conclusive and shall be binding upon the Company and each Series and every holder of Interests:

(a)            the amount of Free Cash Flow of any Series for any period and the amount of assets at any time legally available for the payment of distributions on Interests of any Series;

(b)            the amount of paid in surplus, net assets, other surplus, annual or other cash flow, funds from operations, net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged);

(c)            any interpretation of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of any Series;

(d)            the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by any Series or of any Interests;

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(e)            the number of Units within a Series;

(f)            any matter relating to the acquisition, holding, managing, and disposition of any assets, including Series Assets, by any Series;

(g)           the evaluation of any competing interests among the Series and the resolution of any conflicts of interests among the Series;

(h)           each of the matters set forth in Section 5.1; or

(i)            any other matter relating to the business and affairs of the Company, any Series, or any Series Asset, or required or permitted by applicable law, this Agreement or otherwise to be determined by the Manager.

Section 5.3      Delegation. The Manager may delegate to any Person or Persons any of the powers and authority vested in it hereunder, and may engage such Person or Persons to provide administrative, compliance, technological and accounting services to the Company, and Series, or any Series Asset, on such terms and conditions as it may consider appropriate.

Section 5.4      Advisory Board.

(a)            The Manager may, in its sole discretion, establish one or more “Advisory Boards” comprised of members of the Manager’s network and external advisors to provide input to the Manager and the Manager’s designees and appointees with respect to the Company, any Series, or any Series Asset. If and when so constituted, an Advisory Board will be available to provide guidance to the Manager on the strategy and progress of the Company, a Series, or Series Assets, including without limitation the acquisition and disposal of a Series Asset, the Company’s or a Series’ policies, and conflicts arising or that are reasonably likely to arise with the Manager, on the one hand, and the Company, a Series or the Economic Members, on the other hand, or the Company or a Series, on the one hand, and another Series, on the other hand.

(b)            Members of an Advisory Board shall not be deemed managers or other persons with duties to the Company or any Series (under Sections 18-1101 or 18-1104 of the Delaware Act or under any other applicable law or in equity) and shall have no fiduciary duty to the Company or any Series. The Manager shall be entitled to rely upon, and shall be fully protected in relying upon, reports and information of the Advisory Board to the extent the Manager reasonably believes that such matters are within the professional or expert competence of the members of the Advisory Board, and shall be protected under Section 18-406 of the Delaware Act in relying thereon.

Section 5.5      Exculpation, Indemnification, Advances and Insurance.

(a)            Subject to other applicable provisions of this ARTICLE V, including Section 5.7, the Indemnified Persons shall not be liable to the Company, any Series or the Members for any acts or omissions by any of the Indemnified Persons arising from the exercise of their rights or performance of their duties and obligations in connection with the Company or any Series, this Agreement or any investment made or held by the Company or any Series, including with respect to any acts or omissions made while serving at the request of the Company or on behalf of any Series as an officer, director, member, partner, fiduciary or trustee of another Person, other than such acts or omissions that have been determined in a final, non-appealable decision of a court of competent jurisdiction to constitute willful misconduct or gross negligence. The Indemnified Persons shall be indemnified by the Company and, to the extent Expenses and Liabilities are associated with any Series, each such Series, in each case, to the fullest extent permitted by law, against all expenses and liabilities (including judgments, fines, penalties, interest, amounts paid in settlement with the approval of the Company and counsel fees and disbursements on a solicitor and client basis) (collectively, “Expenses and Liabilities”) arising from the performance of any of their duties or obligations in connection with their service to the Company or each such Series or this Agreement, or any investment made or held by the Company, each such Series, including in connection with any civil, criminal, administrative, investigative or other action, suit or proceeding to which any such Person may hereafter be made party by reason of being or having been a manager of the Company or such Series under Delaware law, an Officer of the Company or associated with such Series, a member of the Advisory Board, a member of the Advisory Board or an officer, director, member, partner, fiduciary or trustee of another Person, provided that this indemnification shall not cover Expenses and Liabilities that arise out of the acts or omissions of any Indemnified Person that have been determined in a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to have resulted primarily from such Indemnified Person’s willful misconduct or gross negligence. Without limitation, the foregoing indemnity shall extend to any liability of any Indemnified Person, pursuant to a loan guaranty or otherwise, for any indebtedness of the Company or any Series (including any indebtedness which the Company or any Series has assumed or taken subject to), and the Manager or the Officers are hereby authorized and empowered, on behalf of the Company or any Series, to enter into one or more indemnity agreements consistent with the provisions of this Section in favor of any Indemnified Person having or potentially having liability for any such indebtedness. It is the intention of this paragraph that the Company and each applicable Series indemnify each Indemnified Person to the fullest extent permitted by law, provided that this indemnification shall not cover Expenses and Liabilities that arise out of the acts or omissions of any Indemnified Person that have been determined in a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to have resulted primarily from such Indemnified Persons willful misconduct or gross negligence.

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(b)            The provisions of this Agreement, to the extent they restrict the duties and liabilities of an Indemnified Person otherwise existing at law or in equity, including Section 5.7, are agreed by each Member to modify such duties and liabilities of the Indemnified Person to the maximum extent permitted by law.

(c)            Any indemnification under this Section (unless ordered by a court) shall be made by each applicable Series. To the extent, however, that an Indemnified Person has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such Indemnified Person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such Indemnified Person in connection therewith.

(d)            Any Indemnified Person may apply to the Court of Chancery of the State of Delaware or any other court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under paragraph (a). The basis of such indemnification by a court shall be a determination by such court that indemnification of the Indemnified Person is proper in the circumstances because such Indemnified Person has met the applicable standards of conduct set forth in paragraph (a). Neither a contrary determination in the specific case under paragraph (c) nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the Indemnified Person seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this paragraph shall be given to the Company promptly upon the filing of such application. If successful, in whole or in part, the Indemnified Person seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

(e)            To the fullest extent permitted by law, expenses (including attorneys’ fees) incurred by an Indemnified Person in defending any civil, criminal, administrative or investigative action, suit or proceeding may, at the option of the Manager, be paid by each applicable Series in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified by each such Series as authorized in this Section.

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(f)            The indemnification and advancement of expenses provided by or granted pursuant to this Section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under this Agreement, or any other agreement (including without limitation any Series Designation), vote of Members or otherwise, and shall continue as to an Indemnified Person who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnified Person unless otherwise provided in a written agreement with such Indemnified Person or in the writing pursuant to which such Indemnified Person is indemnified, it being the policy of the Company that indemnification of the persons specified in paragraph (a) shall be made to the fullest extent permitted by law. The provisions of this Section shall not be deemed to preclude the indemnification of any Person who is not specified in paragraph (a) but whom the Company or an applicable Series has the power or obligation to indemnify under the provisions of the Delaware Act.

(g)            The Company and any Series may, but shall not be obligated to, purchase and maintain insurance on behalf of any Person entitled to indemnification under this Section against any liability asserted against such Person and incurred by such Person in any capacity to which they are entitled to indemnification hereunder, or arising out of such Persons status as such, whether or not the Company would have the power or the obligation to indemnify such Person against such liability under the provisions of this Section.

(h)            The indemnification and advancement of expenses provided by, or granted pursuant to, this Section shall, unless otherwise provided when authorized or ratified, inure to the benefit of the heirs, executors and administrators of any Person entitled to indemnification under this Section.

(i)            The Company and any Series may, to the extent authorized from time to time by the Manager, provide rights to indemnification and to the advancement of expenses to employees and agents of the Company or such Series.

(j)            If this Section or any portion of this Section shall be invalidated on any ground by a court of competent jurisdiction each applicable Series shall nevertheless indemnify each Indemnified Person as to expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement with respect to any action, suit, proceeding or investigation, whether civil, criminal or administrative, including a grand jury proceeding or action or suit brought by or in the right of the Company, to the full extent permitted by any applicable portion of this Section that shall not have been invalidated.

(k)            Each of the Indemnified Persons may, in the performance of his, her or its duties, consult with legal counsel, accountants, and other experts, and any act or omission by such Person on behalf of the Company or any Series in furtherance of the interests of the Company or such Series in good faith in reliance upon, and in accordance with, the advice of such legal counsel, accountants or other experts will be full justification for any such act or omission, and such Person will be fully protected for such acts and omissions; provided that such legal counsel, accountants, or other experts were selected with reasonable care by or on behalf of such Indemnified Person.

(l)            An Indemnified Person shall not be denied indemnification in whole or in part under this Section because the Indemnified Person had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

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(m)            Any liabilities which an Indemnified Person incurs as a result of acting on behalf of the Company or any Series (whether as a fiduciary or otherwise) in connection with the operation, administration or maintenance of an employee benefit plan or any related trust or funding mechanism (whether such liabilities are in the form of excise taxes assessed by the Internal Revenue Service, penalties assessed by the Department of Labor, restitutions to such a plan or trust or other funding mechanism or to a participant or beneficiary of such plan, trust or other funding mechanism, or otherwise) shall be treated as liabilities indemnifiable under this Section, to the maximum extent permitted by law.

(n)            The Manager shall, in the performance of its duties, be fully protected in relying in good faith upon the records of the Company and any Series and on such information, opinions, reports or statements presented to the Company by any of the Officers or employees of the Company or associated with any Series, or by any other Person as to matters the Manager reasonably believes are within such other Persons professional or expert competence (including, without limitation, an Advisory Board).

(o)            Any amendment, modification or repeal of this Section or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of or other rights of any indemnitee under this Section as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted and provided such Person became an indemnitee hereunder prior to such amendment, modification or repeal.

Section 5.6      Duties of Officers.

(a)            Except as set forth in Section 5.5 and 5.6, as otherwise expressly provided in this Agreement or required by the Delaware Act, (i) the duties and obligations owed to the Company or any Series by the Officers shall be the same as the duties and obligations owed to a corporation organized under DGCL by its officers, and (ii) the duties and obligations owed to the Members by the Officers shall be the same as the duties and obligations owed to the stockholders of a corporation under the DGCL by its officers.

(b)            The Manager shall have the right to exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it thereunder either directly or by or through the duly authorized Officers of the Company or associated with a Series, and the Manager shall not be responsible for the misconduct or negligence on the part of any such Officer duly appointed or duly authorized by the Manager in good faith.

Section 5.7      Standards of Conduct and Modification of Duties of the Manager. Notwithstanding anything to the contrary herein or under any applicable law, including, without limitation, Section 18-1101(c) of the Delaware Act, the Manager, in exercising its rights hereunder in its capacity as the Manager of the Company, shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting the Company, any Series or any Economic Members, and shall not be subject to any other or different standards imposed by this Agreement, any other agreement contemplated hereby, under the Delaware Act or under any other applicable law or in equity. The Manager shall not have any duty (including any fiduciary duty) to the Company, any Series, the Economic Members or any other Person, including any fiduciary duty associated with self-dealing or corporate opportunities, all of which are hereby expressly waived. This Section shall not in any way reduce or otherwise limit the specific obligations of the Manager expressly provided in this Agreement or in any other agreement with the Company or any Series.

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Section 5.8      Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Company or any Series shall be entitled to assume that the Manager and any Officer of the Company or any Series has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Company or such Series and to enter into any contracts on behalf of the Company or such Series, and such Person shall be entitled to deal with the Manager or any Officer as if it were the Company’s or such Series sole party in interest, both legally and beneficially. Each Economic Member hereby waives, to the fullest extent permitted by law, any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the Manager or any Officer in connection with any such dealing. In no event shall any Person dealing with the Manager or any Officer or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the Manager or any Officer or its representatives. Each and every certificate, document or other instrument executed on behalf of the Company or any Series by the Manager or any Officer or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement were in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Company or any Series and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Company or the applicable Series.

Article VI – FEES AND EXPENSES

Section 6.1      Series Asset Procurement and Divestiture Consideration. The cost or consideration to purchase, acquire, option, consign, or otherwise procure ownership, possession, or control of, access to, or rights in a Series Asset shall be borne by the relevant Series or by the Company (and allocated to the relevant applicable Series). Manager may receive a fee from the seller or purchaser of the Series Asset in consideration of its assistance with a procurement or divestiture transaction, as set forth in the procurement agreement (“Sourcing Fee” or “Divestiture Fee” as applicable).

Section 6.2      All Other Costs and Expenses to be borne by the Manager. All fees, costs and expenses in connection with the formation, administration, and dissolution of the Company or any Series, any Initial Offering (including brokerage fees), and the acquisition, procurement, management, storage, handling, administration, preservation, and protection of a Series Asset (except for the consideration to purchase, option, consign, or other procure ownership, possession, or control of, access to, or rights in a Series Asset) shall be borne entirely by the Manager.

Section 6.3      Overhead of the Manager. The Manager shall pay and the Economic Members shall not bear the cost of: (i) any annual administration fee to the Broker or such other amount as is agreed between the Broker and the Manager from time to time, (ii) any escrow or custodial fees or expenses; (iii) all of the ordinary overhead and administrative expenses of the Manager including, without limitation, all costs and expenses on account of rent, utilities, insurance, office supplies, office equipment, secretarial expenses, stationery, charges for furniture, fixtures and equipment, payroll taxes, travel, entertainment, salaries and bonuses, and any other operating costs, and (iv) such other amounts in respect of any Series as it shall agree in writing or as is explicitly set forth in any Offering Document.

Article VII – DISTRIBUTIONS

Section 7.1      Application of Cash. Subject to Section 7.3, ARTICLE XI and any Interest Designation, any Free Cash Flow of each Series shall be applied and distributed to the Members of such Series, net of corporate income taxes owed by such Series (pro rata to their Interests and which, for the avoidance of doubt, may include the Manager or its Affiliates).

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Section 7.2      Application of Amounts upon the Liquidation of a Series. Subject to Section 7.3 and ARTICLE XI and any Interest Designation, any amounts available for distribution following the liquidation of a Series, net of any fees, costs and liabilities (as determined by the Manager in its sole discretion), shall be applied and distributed one hundred percent (100%) to the Members (pro rata to their Interests and which, for the avoidance of doubt, may include the Manager and its Affiliates).

Section 7.3      Timing of Distributions.

(a)            Subject to the applicable provisions of the Delaware Act and except as otherwise provided herein, the Manager shall pay distributions to the Members associated with such Series pursuant to Section 7.1 and Section 7.2, in such amounts and at such times as the Manager may determine, in its sole discretion; provided that, the Manager shall not be obliged to make any distribution pursuant to this Section (i) unless there are sufficient amounts available for such distribution, or (ii) which, in the reasonable opinion of the Manager, would or might leave the Company or such Series with insufficient funds to meet any future contemplated obligations or contingencies (and the Manager is hereby authorized to retain any amounts within the Company to create a reserve to meet any such obligations or contingencies), or which otherwise may result in the Company or such Series having unreasonably small capital for the Company or such Series to continue its business as a going concern. Subject to the terms of any Series Designation (including, without limitation, the preferential rights, if any, of holders of any other class of Interests of the applicable Series), distributions shall be paid to the holders of the Interests of a Series on an equal per Unit basis as of the Record Date selected by the Manager. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to make a distribution to any Member on account of its Interest in any Series if such distribution would violate the Delaware Act or other applicable law.

(b)            Notwithstanding Section 7.2 and Section 7.3(a), in the event of the termination and liquidation of a Series, all distributions shall be made in accordance with, and subject to the terms and conditions of, ARTICLE XI.

(c)            Each distribution in respect of any Interests of a Series shall be paid by the Company, directly or through any other Person or agent, only to the Record Holder of such Interests as of the Record Date set for such distribution. Such payment shall constitute full payment and satisfaction of the Company’s and such Series liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

Section 7.4      Distributions in kind. Distributions in kind of the entire or part of a Series Asset to Members are prohibited.

Article VIII – BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 8.1      Records and Accounting.

(a)            The Manager shall keep or cause to be kept at the principal office of the Company or such other place as determined by the Manager appropriate books and records with respect to the business of the Company and each Series, including all books and records necessary to provide to the Economic Members any information required to be provided pursuant to this Agreement or applicable law. Any books and records maintained by or on behalf of the Company or any Series in the regular course of its business, including the record of the Members, books of account and records of Company or Series proceedings, may be kept in such electronic form as may be determined by the Manager; provided, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Company shall be maintained, for tax and financial reporting purposes, on an accrual basis in accordance with U.S. GAAP, unless otherwise required by applicable law or other regulatory disclosure requirement.

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(b)            Each Member shall have the right, upon reasonable demand for any purpose reasonably related to the Member’s Interest as a member of the Company (as reasonably determined by the Manager) to such information pertaining to the Company as a whole and to each Series in which such Member has an Interest, as provided in Section 18-305 of the Delaware Act; provided, that prior to such Member having the ability to access such information, the Manager shall be permitted to require such Member to enter into a confidentiality agreement in form and substance reasonably acceptable to the Manager. For the avoidance of doubt, except as may be required pursuant to Article X, a Member shall only have access to the information (including any Series Designation) referenced with respect to any Series in which such Member has an Interest and not to any Series in which such Member does not have an Interest.

(c)            Except as otherwise set forth in the applicable Series Designation, within one hundred twenty (120) calendar days after the end of the fiscal year and ninety (90) calendar days after the end of the semi-annual reporting date, the Manager shall use its commercially reasonable efforts to circulate to each Economic Member electronically by e-mail or made available via an online service:

(i)            a financial statement of such Series prepared in accordance with U.S. GAAP, which includes a balance sheet, profit and loss statement and a cash flow statement; and

(ii)           confirmation of the number of Interests in each Series Outstanding as of the end of the most recent fiscal year;

provided, that notwithstanding the foregoing, if the Company or any Series is required to disclose financial information pursuant to the Securities Act or the Exchange Act (including without limitations periodic reports under the Exchange Act or under Rule 257 under Regulation A of the Securities Act), then compliance with such provisions shall be deemed compliance with this Section 8.1(c) and no further or earlier financial reports shall be required to be provided to the Economic Members of the applicable Series with such reporting requirement.

Section 8.2      Fiscal Year. Unless otherwise provided in a Series Designation, the fiscal year for tax and financial reporting purposes of each Series shall be a calendar year ending December 31 unless otherwise required by the Code. The fiscal year for financial reporting purposes of the Company shall be a calendar year ending December 31.

Article IX – TAX MATTERS

The Company will make an election on IRS Form 8832 for each Series to be treated as an association taxable as a corporation under Subchapter C of the Code and not as a partnership under Subchapter K of the Code.

Article X – REMOVAL OF THE MANAGER

Economic Members of the Company acting by way of a Super Majority Vote may elect to remove the Manager at any time if the Manager is found by a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with a Series or the Company and which has a material adverse effect the Company. The Manager shall call a meeting of all of the Economic Members of the Company within thirty (30) calendar days of such final non-appealable judgment of a court of competent jurisdiction, at which the Economic Members may (i) by Super Majority Vote, remove the Manager of the Company and each relevant Series in accordance with this ARTICLE X and (ii) if the Manager is so removed, by a plurality, appoint a replacement Manager or the liquidation and dissolution and termination the Company and each of the Series in accordance with ARTICLE XI. If the Manager fails to call a meeting as required by this Article X, then any Economic Member shall have the ability to demand a list of all Record Holders of the Company pursuant to Section 8.1(b) and to call a meeting at which such a vote shall be taken. In the event of its removal, the Manager shall be entitled to receive all amounts that have accrued and are then currently due and payable to it pursuant to this Agreement but shall forfeit its right to any future distributions. Prior to its admission as a Manager of any Series, any replacement Manager shall acquire the Interests held by the departing Manager in such Series for fair market value and in cash immediately payable on the Transfer of such Interests. For the avoidance of doubt, if the Manager is removed as Manager of the Company it shall also cease to be Manager of each of the Series.

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Article XI – DISSOLUTION, TERMINATION AND LIQUIDATION

Section 11.1      Dissolution and Termination.

(a)            The Company shall not be dissolved by the admission of Substitute Economic Members or Additional Economic Members or the withdrawal of a transferring Member following a Transfer associated with any Series. The Company shall dissolve, and its affairs shall be wound up, upon:

(i)            an election to dissolve the Company by the Manager;

(ii)            the sale, exchange or other disposition of all or substantially all of the assets and properties of all Series (which shall include the obsolesce of the Series Assets) and the subsequent election to dissolve the Company by the Manager;

(iii)            the entry of a decree of judicial dissolution of the Company pursuant to the provisions of the Delaware Act;

(iv)            at any time that there are no Members of the Company, unless the business of the Company is continued in accordance with the Delaware Act; or

(v)            a vote by the Economic Members to dissolve the Company following the for-cause removal of the Manager in accordance with ARTICLE X.

(b)            A Series shall not be terminated by the admission of Substitute Economic Members or Additional Economic Members or the withdrawal of a transferring Member following a Transfer associated with any Series. Unless otherwise provided in the Series Designation, a Series shall terminate, and its affairs shall be wound up, upon:

(i)            the dissolution of the Company pursuant to Section 11.1(a);

(ii)            the sale, exchange or other disposition of all or substantially all of the assets and properties of such Series (which shall include the obsolesce of the Series Asset) and the subsequent election to terminate the Series by the Manager. The termination of the Series pursuant to this sub-paragraph shall not require the consent of the Economic Members;

(iii)            an event set forth as an event of termination of such Series in the Series Designation establishing such Series;

(iv)            an election to terminate the Series by the Manager; or

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(v)            at any time that there are no Members of such Series, unless the business of such Series is continued in accordance with the Delaware Act.

(c)            The dissolution of the Company or any Series pursuant to Section 18-801(a)(3) of the Delaware Act shall be strictly prohibited.

Section 11.2      Liquidator. Upon dissolution of the Company or termination of any Series, the Manager shall select one or more Persons (which may be the Manager) to act as Liquidator.

In the case of a dissolution of the Company, (i) the Liquidator shall be entitled to receive compensation for its services as Liquidator, which shall be borne by the Manager; (ii) the Liquidator shall agree not to resign at any time without 15 days prior notice to the Manager and may be removed at any time by the Manager; (iii) upon dissolution, death, incapacity, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days be appointed by the Manager. The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this ARTICLE XI, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the Manager under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers) necessary or appropriate to carry out the duties and functions of the Liquidator hereunder for and during the period of time required to complete the winding up and liquidation of the Company as provided for herein. In the case of a termination of a Series, other than in connection with a dissolution of the Company, the Manager shall act as Liquidator.

Section 11.3      Liquidation of a Series. In connection with the liquidation of a Series, whether as a result of the dissolution of the Company or the termination of such Series, the Liquidator shall proceed to dispose of the assets of such Series, discharge its liabilities, and otherwise wind up its affairs in such manner and over such period as determined by the Liquidator, subject to Sections 18-215 and 18-804 of the Delaware Act, the terms of any Series Designation and the following:

(a)            Subject to Section 11.3(c), the assets may be disposed of by public or private sale on such terms as the Liquidator may determine. The Liquidator may defer liquidation for a reasonable time if it determines that an immediate sale or distribution of all or some of the assets would be impractical or would cause undue loss to the Members associated with such Series.

(b)            Liabilities of each Series include amounts owed to the Liquidator as compensation for serving in such capacity (subject to the terms of Section 11.2) as well as any amounts owed to Members associated with such Series otherwise than in respect of their distribution rights under ARTICLE VII. With respect to any liability that is contingent, conditional or unmatured or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it thinks appropriate or establish a reserve of Free Cash Flow or other assets to provide for its payment. When paid, any unused portion of the reserve shall be applied to other liabilities or distributed as additional liquidation proceeds.

(c)            Subject to the terms of any Series Designation (including, without limitation, the preferential rights, if any, of holders of any other class of Interests of the applicable Series), all property and all Free Cash Flow in excess of that required to discharge liabilities as provided in Section 11.3(b) shall be distributed to the holders of the Interests of the Series on a pro rata basis according to their Interests.

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Section 11.4      Cancellation of Certificate of Formation. In the case of a dissolution of the Company, upon the completion of the distribution of all Free Cash Flow and property in connection the termination of all Series (other than the reservation of amounts for payments in respect of the satisfaction of liabilities of the Company or any Series), the Certificate of Formation and all qualifications of the Company as a foreign limited liability company in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Company shall be taken by the Liquidator or the Manager, as applicable.

Section 11.5      Return of Contributions. None of any Member, the Manager or any Officer of the Company or associated with any Series or any of their respective Affiliates, officers, directors, members, shareholders, employees, managers, partners, controlling persons, agents or independent contractors will be personally liable for, or have any obligation to contribute or loan any monies or property to the Company or any Series to enable it to effectuate, the return of the Capital Contributions of the Economic Members associated with a Series, or any portion thereof, it being expressly understood that any such return shall be made solely from Series Assets.

Section 11.6      Waiver of Partition. To the maximum extent permitted by law, each Member hereby waives any right to partition of the Company or Series Assets.

Article XII – AMENDMENT OF AGREEMENT, SERIES DESIGNATION

Section 12.1      General. Except as provided in Section 12.2, the Manager may amend any of the terms of this Agreement or any Series Designation as it determines in its sole discretion and without the consent of any of the Economic Members. By way of illustration and without limiting the generality of the foregoing, the Manager, without the approval of any Economic Member, may amend any provision of this Agreement or any Series Designation, and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

(a)            a change that the Manager determines to be necessary or appropriate in connection with any action taken or to be taken by the Manager pursuant to the authority granted in ARTICLE V hereof;

(b)            a change in the name of the Company or any Series, the location of the principal place of business of the Company or any Series, the registered agent of the Company or the registered office of the Company;

(c)            the admission, substitution, withdrawal or removal of Members in accordance with this Agreement and any applicable Series Designation;

(d)            a change that the Manager determines to be necessary or appropriate to qualify or continue the qualification of the Company as a limited liability company under the laws of any state or to ensure that each Series will continue to be taxed as an entity for U.S. federal income tax purposes;

(e)            a change that the Manager determines to be necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including the Delaware Act);

(f)            a change that the Manager determines to be necessary, desirable or appropriate to facilitate the trading of the Interests (including, without limitation, the division of any class or classes or series of Outstanding Interests into different classes or Series to facilitate uniformity of tax consequences within such classes or Series) or comply with any rule, regulation, guideline or requirement of any National Securities Exchange or over-the-counter market on which Interests are or will be listed for trading, compliance with any of which the Manager deems to be in the best interests of the Company and the Members;

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(g)            a change that is required to effect the intent expressed in any Offering Document or the intent of the provisions of this Agreement or any Series Designation or is otherwise contemplated by this Agreement or any Series Designation;

(h)            a change in the fiscal year or taxable year of the Company or any Series and any other changes that the Manager determines to be necessary or appropriate;

(i)             an amendment that the Manager determines, based on the advice of counsel, to be necessary or appropriate to prevent the Company, the Manager, any Officers or any trustees or agents of the Company from in any manner being subjected to the provisions of the Investment Company Act, the Investment Advisers Act, or plan asset regulations adopted under ERISA, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

(j)             an amendment that the Manager determines to be necessary or appropriate in connection with the establishment or creation of additional Series pursuant to Section 3.3 or the authorization, establishment, creation or issuance of any class or series of Interests of any Series pursuant to Section 3.4 and the admission of Additional Economic Members;

(k)            any other amendment other than an amendment expressly requiring consent of the Economic Members as set forth in Section 12.2; and

(l)            any other amendments substantially similar to the foregoing.

Section 12.2      Certain Amendment Requirements. Notwithstanding the provisions of Section 12.1, no amendment to this Agreement shall be made without the consent of the Economic Members holding of a majority of the Outstanding Interests, that:

(a)            decreases the percentage of Outstanding Interests required to take any action hereunder;

(b)            materially adversely affects the rights of any of the Economic Members (including adversely affecting the holders of any particular Series of Interests as compared to holders of other series of Interests);

(c)            modifies Section 11.1(a) or gives any Person the right to dissolve the Company; or

(d)            modifies the term of the Company.

Section 12.3      Amendment Approval Process. If the Manager desires to amend any provision of this Agreement or any Series Designation subject to Section 12.1, then it shall first adopt a resolution setting forth the amendment proposed, declaring its advisability, and then call a meeting of the Members entitled to vote in respect thereof, if such vote is required, for the consideration of such amendment. Such meeting shall be called and held upon notice in accordance with ARTICLE XIII of this Agreement. The notice shall set forth such amendment in full or a brief summary of the changes to be effected thereby, as the Manager shall deem advisable. At the meeting, a vote of Members entitled to vote thereon shall be taken for and against the proposed amendment. A proposed amendment shall be effective upon its approval by the affirmative vote of the holders of not less than a majority of the Interests of all Series then Outstanding, voting together as a single class, unless a greater percentage is required under this Agreement or by Delaware law. The Company shall deliver to each Member prompt notice of the adoption of every amendment made to this Agreement or any Series Designation pursuant to this ARTICLE XII. Amendments not expressly limited by Section 12.2, shall not be subject to the foregoing approval process. Amendments to this Agreement or any Series Designation may be proposed only by or with the consent of the Manager.

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Article XIII – MEMBER MEETINGS

Section 13.1      Meetings. The Company shall not be required to hold an annual meeting of the Members. The Manager may, whenever it thinks fit, convene meetings of the Members of the Company or any Series. The non-receipt by any Member of a notice convening a meeting shall not invalidate the proceedings at that meeting.

Section 13.2      Quorum. No business shall be transacted at any meeting of the Members unless a quorum of Members is present at the time when the meeting proceeds to business; in respect of meetings of the Company, Members holding fifty (50%) of Outstanding Interests, and in respect of meetings of any Series, Members holding fifty (50%) of Outstanding Interests in such Series, present in person or by proxy shall be a quorum. In the event a meeting is not quorate, the Manager may adjourn or cancel the meeting, as it determines in its sole discretion.

Section 13.3      Chairman. Any designee of the Manager shall preside as chairman of any meeting of the Company or any Series.

Section 13.4      Voting Rights. Subject to the provisions of any class or series of Interests of any Series then Outstanding, the Members shall be entitled to vote only on those matters provided for under the terms of this Agreement. Each Member shall be entitled to cast one (1) vote for each Unit it holds.

Section 13.5      Extraordinary Actions. Except as specifically provided in this Agreement, notwithstanding any provision of law permitting or requiring any action to be taken or authorized by the affirmative vote of the holders of a greater number of votes, any such action shall be effective and valid if taken or approved by the affirmative vote of holders of Interests entitled to cast a majority of all the votes entitled to be cast on the matter.

Section 13.6      Manager Approval. Other than as provided for in ARTICLE X, the submission of any action of the Company or a Series to Members for their consideration shall first be approved by the Manager.

Section 13.7      Action By Members without a Meeting. Any Series Designation may provide that any action required or permitted to be taken by the holders of the Interests to which such Series Designation relates may be taken without a meeting by the written consent of such holders or Members entitled to cast a sufficient number of votes to approve the matter as required by statute or this Agreement, as the case may be.

Article XIV – CONFIDENTIALITY

Section 14.1      Confidentiality Obligations. All information contained in the accounts and reports prepared in accordance with ARTICLE VIII and any other information disclosed to an Economic Member under or in connection with this Agreement is confidential and non-public and each Economic Member undertakes to treat that information as confidential information and to hold that information in confidence. No Economic Member shall, and each Economic Member shall ensure that every Person connected with or associated with that Economic Member shall not, disclose to any Person or use to the detriment of the Company, any Series, any Economic Member or any Series Assets any confidential information which may have come to its knowledge concerning the affairs of the Company, any Series, any Economic Member, any Series Assets or any potential Series Assets, and each Economic Member shall use any such confidential information exclusively for the purposes of monitoring and evaluating its investment in the Company. This Section 14.1 is subject to Section 14.2 and Section 14.3.

Limited Liability Company Agreement of Every Assets I, LLC – Page 30

Section 14.2      Exempted information. The obligations set out in Section 14.1 shall not apply to any information which:

(a)            is public knowledge and readily publicly accessible as of the date of such disclosure;

(b)            becomes public knowledge and readily publicly accessible, other than as a result of a breach of this ARTICLE XIV; or

(c)            has been publicly filed with the U.S. Securities and Exchange Commission.

Section 14.3      Permitted Disclosures. The restrictions on disclosing confidential information set out in Section 14.1 shall not apply to the disclosure of confidential information by an Economic Member:

(a)            to any Person, with the prior written consent of the Manager (which may be given or withheld in the Managers sole discretion);

(b)            if required by law, rule or regulation applicable to the Economic Member (including without limitation disclosure of the tax treatment or consequences thereof), or by any Governmental Entity having jurisdiction over the Economic Member, or if requested by any Governmental Entity having jurisdiction over the Economic Member, but in each case only if the Economic Member (unless restricted by any relevant law or Governmental Entity): (i) provides the Manager with reasonable advance notice of any such required disclosure; (ii) consults with the Manager prior to making any disclosure, including in respect of the reasons for and content of the required disclosure; and (iii) takes all reasonable steps permitted by law that are requested by the Manager to prevent the disclosure of confidential information (including (a) using reasonable endeavors to oppose and prevent the requested disclosure and (b) returning to the Manager any confidential information held by the Economic Member or any Person to whom the Economic Member has disclosed that confidential information in accordance with this Section); or

(c)            to its trustees, officers, directors, employees, legal advisers, accountants, investment managers, investment advisers and other professional consultants who would customarily have access to such information in the normal course of performing their duties, but subject to the condition that each such Person is bound either by professional duties of confidentiality or by an obligation of confidentiality in respect of the use and dissemination of the information no less onerous than this ARTICLE XIV.

Article XV – GENERAL PROVISIONS

Section 15.1      Addresses and Notices.

(a)            Any notice to be served in connection with this Agreement shall be served in writing (which, for the avoidance of doubt, shall include e-mail) and any notice or other correspondence under or in connection with this Agreement shall be delivered to the relevant party at the address given in this Agreement (or, in the case of an Economic Member, in its Joinder Agreement) or to such other address as may be notified in writing for the purposes of this Agreement to the party serving the document and that appears in the books and records of the Company or the relevant Series.

Limited Liability Company Agreement of Every Assets I, LLC – Page 31

(b)            Any notice or correspondence shall be deemed to have been served as follows:

(i)            in the case of hand delivery, on the date of delivery if delivered before 5:00 p.m. on a Business Day and otherwise at 9:00 a.m. on the first Business Day following delivery;

(ii)            in the case of service by U.S. registered mail, on the third Business Day after the day on which it was posted;

(iii)            in the case of e-mail (subject to oral or electronic confirmation of receipt of the email in its entirety), on the date of transmission if transmitted before 5:00 p.m. on a Business Day and otherwise at 9:00 a.m. on the first Business Day following transmission; and

(iv)            in the case of notices published on an electronic application, on the date of publication if published before 5:00 p.m. on a Business Day and otherwise at 9:00 a.m. on the first Business Day following publication.

(c)            In proving service (other than service by e-mail), it shall be sufficient to prove that the notice or correspondence was properly addressed and left at or posted by registered mail to the place to which it was so addressed.

(d)            Any notice to the Company (including any Series) shall be deemed given if received by any member of the Manager at the principal office of the Company designated pursuant to Section 2.3. The Manager and the Officers may rely and shall be protected in relying on any notice or other document from an Economic Member or other Person if believed by it to be genuine.

Section 15.2      Further Action. The parties to this Agreement shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 15.3      Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 15.4      Integration. This Agreement, together with the applicable Joinder Agreements and all applicable Series Designations, constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

Section 15.5      Creditors. None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Company or any Series.

Section 15.6      Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

Section 15.7      Counterparts; Electronic Signatures. This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto (which signature may be provided electronically) or, in the case of a Person acquiring an Interest, upon acceptance of its Joinder Agreement. This Agreement and any Joinder Agreement may be executed, transmitted, or maintained electronically with full force and effect as an originally executed instrument.

Limited Liability Company Agreement of Every Assets I, LLC – Page 32

Section 15.8      Applicable Law and Jurisdiction.

(a)            This Agreement and the rights of the parties shall be governed by and construed in accordance with the laws of the State of Delaware. Non-contractual obligations (if any) arising out of or in connection with this Agreement (including its formation) shall also be governed by the laws of the State of Delaware. The rights and liabilities of the Members in the Company and each Series and as between them shall be determined pursuant to the Delaware Act and this Agreement. To the extent the rights or obligations of any Member are different by reason of any provision of this Agreement than they would otherwise be under the Delaware Act in the absence of any such provision, or even if this Agreement is inconsistent with the Delaware Act, this Agreement shall control, except to the extent the Delaware Act prohibits any particular provision of the Delaware Act to be waived or modified by the Members, in which event any contrary provisions hereof shall be valid to the maximum extent permitted under the Delaware Act.

(b)            Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with this Agreement, or the transactions contemplated hereby shall be brought exclusively in the federal or state courts situated in Travis County, Texas and each Member hereby consents to such exclusive jurisdiction (and of the appropriate appellate courts therefrom) in any suit, action or proceeding, and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any court. Without limiting the foregoing, each party agrees that service of process on such party by written notice pursuant to Section 11.1 will be deemed effective service of process on such party.

(c)            EVERY PARTY TO THIS AGREEMENT AND ANY OTHER PERSON WHO BECOMES A MEMBER OR HAS RIGHTS AS AN ASSIGNEE OF ANY PORTION OF ANY MEMBER’S MEMBERSHIP INTEREST HEREBY WAIVES ANY RIGHT TO A JURY TRIAL AS TO ANY MATTER UNDER THIS AGREEMENT OR IN ANY OTHER WAY RELATING TO THE COMPANY OR THE RELATIONS UNDER THIS AGREEMENT OR OTHERWISE AS TO THE COMPANY AS BETWEEN OR AMONG ANY SAID PERSONS.

Section 15.9     Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

Section 15.10   Consent of Members. Each Member hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or consent of less than all of the Members, such action may be so taken upon the concurrence of less than all of the Members and each Member shall be bound by the results of such action.

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Limited Liability Company Agreement of Every Assets I, LLC – Page 33

IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

MANAGER AND INITIAL MEMBER OF THE COMPANY:

Every Management, LLC,
a Delaware limited liability company

By:	Invest Every, Inc., its managing member

By:
Name:
Title:

Limited Liability Company Agreement of Every Assets I, LLC – Signature Page

Exhibit A – Series Designation Form

Series Designation of [__],
a series of Every Assets I, LLC

Capitalized terms used but not defined herein have the meanings assigned to such terms in the Limited Liability Company Agreement of Every Assets I, LLC, as in effect as of the effective date set forth below (the “Agreement”). References to Sections and Articles set forth herein are references to Sections and Articles of the Agreement.

Name of Series	[series name], a series of Every Assets I, LLC, a Delaware limited liability company.
Effective Date of Establishment	[●]
Manager	Every Management, LLC, a Delaware limited liability company, is appointed as the Manager of [series name] with effect from the effective date hereof and shall continue to act as the Manager of [series name] until termination of [series name] pursuant to Section 11.1(b) of the Agreement or the Manager’s removal and replacement pursuant to Section 4.3 or Article X of the Agreement.
Initial Member	Every Management, LLC, a Delaware limited liability company, which shall be automatically withdrawn as a Member upon the admission of an Economic Member, including upon the Manager, the Initial Member or any of their Affiliates, upon their purchase of an Interest in the Series
Series Assets	The Series Assets of [series name] shall comprise the assets as further described on Schedule 1 attached hereto, which will be acquired or otherwise procured by [series name] through [Purchase Agreement][purchase option][consignment][other], and any assets and liabilities associated with such assets and such other assets and liabilities acquired by [series name] from time to time, as determined by the Manager in its sole discretion.
Asset Seller	[●]
Sourcing Fee/Divestiture Fee	As defined in the applicable Agreement.
Issuance	The maximum number of Units of [series name] the Company can issue may not be greater than the number of Units necessary to exchange for an amount not to exceed the purchase price, in the aggregate, of $[●].
Number of [series name] Interests held by the Manager and its Affiliates	The Manager must purchase at least 0.5% of [series name] Interests and may, or may designate an Affiliate to, purchase additional [series name] Interests (including in excess of 10%), in its sole discretion, through the Initial Offering.

Interest Designation	[●], if applicable
Broker	Every Markets, LLC, a Delaware limited liability company.
Brokerage Fee	Up to [●] percent ([●]%) of the gross proceeds of the Interests from [series name] sold at the Initial Offering of the [series name] Interests (excluding the [series name] Interests acquired by Manager or Manager’s designated Affiliate), which fee shall be paid by the Manager.
Officers	There shall initially be no specific officers associated with [series name], although, the Manager may appoint Officers of [series name] from time to time, in its sole discretion.
Aggregate Ownership Limit	As stated in Section 1.1.
Minimum Interests	One (1) Unit per Member.

Schedule 1

[Insert Asset Description]

EXHIBIT B-1

Series Designation of Series: Wolverine Precious Metals GEM (WOLVERINE),
a series of Every Assets I, LLC

Capitalized terms used but not defined herein have the meanings assigned to such terms in the Limited Liability Company Agreement of Every Assets I, LLC, as in effect as of the effective date set forth below (the “Agreement”). References to Sections and Articles set forth herein are references to Sections and Articles of the Agreement.

Name of Series	Series: Wolverine Precious Metals GEM (WOLVERINE), a series of Every Assets I, LLC, a Delaware limited liability company.

Effective Date of Establishment	October 18, 2022

Manager	Every Management, LLC, a Delaware limited liability company, is appointed as the Manager of Series: Wolverine Precious Metals GEM (WOLVERINE) with effect from the effective date hereof and shall continue to act as the Manager of Series: Wolverine Precious Metals GEM (WOLVERINE) until termination of Series: Wolverine Precious Metals GEM (WOLVERINE) pursuant to Section 11.1(b) of the Agreement or the Manager’s removal and replacement pursuant to Section 4.3 or Article X of the Agreement.

Initial Member	Every Management, LLC, a Delaware limited liability company, which shall be automatically withdrawn as a Member upon the admission of an Economic Member, including upon the Manager, the Initial Member or any of their Affiliates, upon their purchase of an Interest in the Series

Series Assets	The Series Assets of Series: Wolverine Precious Metals GEM (WOLVERINE) shall comprise the assets as further described on Schedule 1 attached hereto, which will be acquired or otherwise procured by Series: Wolverine Precious Metals GEM (WOLVERINE) through purchase option, and any assets and liabilities associated with such assets and such other assets and liabilities acquired by Series: Wolverine Precious Metals GEM (WOLVERINE) from time to time, as determined by the Manager in its sole discretion.

Asset Seller	Dave & Adam’s Card World LLC

Sourcing Fee/Divestiture Fee	As defined in the applicable Agreement.

Issuance	The maximum number of Units of Series: Wolverine Precious Metals GEM (WOLVERINE) the Company can issue may not be greater than the number of Units necessary to exchange for an amount not to exceed the purchase price, in the aggregate, of $47,700.

Number of Series: Wolverine Precious Metals GEM (WOLVERINE) Interests held by the Manager and its Affiliates	The Manager must purchase at least 0.5% of Series: Wolverine Precious Metals GEM (WOLVERINE) Interests and may, or may designate an Affiliate to, purchase additional Series: Wolverine Precious Metals GEM (WOLVERINE) Interests (including in excess of 10%), in its sole discretion, through the Initial Offering.

Interest Designation	Not applicable

Broker	Four Points Capital Partners, LLC.

Brokerage Fee	Up to one percent (1.00%) of the gross proceeds of the Interests from Series: Wolverine Precious Metals GEM (WOLVERINE) sold at the Initial Offering of the Series: Wolverine Precious Metals GEM (WOLVERINE) Interests (excluding the Series: Wolverine Precious Metals GEM (WOLVERINE) Interests acquired by Manager or Manager’s designated Affiliate), which fee shall be paid by the Manager.

Officers	There shall initially be no specific officers associated with Series: Wolverine Precious Metals GEM (WOLVERINE), although, the Manager may appoint Officers of Series: Wolverine Precious Metals GEM (WOLVERINE) from time to time, in its sole discretion.

Aggregate Ownership Limit	As stated in Section 1.1.

Minimum Interests	One (1) Unit per Member.

Schedule 1

Series: Wolverine Precious Metals GEM (WOLVERINE)

2015 Fleer Retro Marvel #41 Wolverine Precious Metal Gems PMG Green #08/10 PSA 9. Graded MINT 9 by PSA. James Howlett, also known as Logan or by his codename,

EXHIBIT B-2

Series Designation of Series: Cristiano Ronaldo,
a series of Every Assets I, LLC

Capitalized terms used but not defined herein have the meanings assigned to such terms in the Limited Liability Company Agreement of Every Assets I, LLC, as in effect as of the effective date set forth below (the “Agreement”). References to Sections and Articles set forth herein are references to Sections and Articles of the Agreement.

Name of Series	Series: Cristiano Ronaldo, a series of Every Assets I, LLC, a Delaware limited liability company.

Effective Date of Establishment	October 25, 2022

Manager	Every Management, LLC, a Delaware limited liability company, is appointed as the Manager of Series: Cristiano Ronaldo with effect from the effective date hereof and shall continue to act as the Manager of Series: Cristiano Ronaldo until termination of Series: Cristiano Ronaldo pursuant to Section 11.1(b) of the Agreement or the Manager’s removal and replacement pursuant to Section 4.3 or Article X of the Agreement.

Initial Member	Every Management, LLC, a Delaware limited liability company, which shall be automatically withdrawn as a Member upon the admission of an Economic Member, including upon the Manager, the Initial Member or any of their Affiliates, upon their purchase of an Interest in the Series

Series Assets	The Series Assets of Series: Cristiano Ronaldo shall comprise the assets as further described on Schedule 1 attached hereto, which will be acquired or otherwise procured by Series: Cristiano Ronaldo through purchase option, and any assets and liabilities associated with such assets and such other assets and liabilities acquired by Series: Cristiano Ronaldo from time to time, as determined by the Manager in its sole discretion.

Asset Seller	Kunal Ahuja

Sourcing Fee/Divestiture Fee	As defined in the applicable Agreement.

Issuance	The maximum number of Units of Series: Cristiano Ronaldo the Company can issue may not be greater than the number of Units necessary to exchange for an amount not to exceed the purchase price, in the aggregate, of $9,540.

Number of Series: Cristiano Ronaldo Interests held by the Manager and its Affiliates	The Manager must purchase at least 0.5% of Series: Cristiano Ronaldo Interests and may, or may designate an Affiliate to, purchase additional Series: Cristiano Ronaldo Interests (including in excess of 10%), in its sole discretion, through the Initial Offering.

Interest Designation	Not applicable

Broker	Four Points Capital Partners, LLC

Brokerage Fee	Up to one percent (1.00%) of the gross proceeds of the Interests from Series: Cristiano Ronaldo sold at the Initial Offering of the Series: Cristiano Ronaldo Interests (excluding the Series: Cristiano Ronaldo Interests acquired by Manager or Manager’s designated Affiliate), which fee shall be paid by the Manager.

Officers	There shall initially be no specific officers associated with Series: Cristiano Ronaldo, although, the Manager may appoint Officers of Series: Cristiano Ronaldo from time to time, in its sole discretion.

Aggregate Ownership Limit	As stated in Section 1.1.

Minimum Interests	One (1) Unit per Member.

Schedule 1

Series: Cristiano Ronaldo

Cristiano Ronaldo 2021 Score Black Autograph 1/1 PSA 8 with 9 Auto.

EXHIBIT B-3

Series Designation of Series: Jeff Koons Balloon Animals,
a series of Every Assets I, LLC

Capitalized terms used but not defined herein have the meanings assigned to such terms in the Limited Liability Company Agreement of Every Assets I, LLC, as in effect as of the effective date set forth below (the “Agreement”). References to Sections and Articles set forth herein are references to Sections and Articles of the Agreement.

Name of Series	Series: Jeff Koons Balloon Animals, a series of Every Assets I, LLC, a Delaware limited liability company.

Effective Date of Establishment	October 27, 2022

Manager	Every Management, LLC, a Delaware limited liability company, is appointed as the Manager of Series: Jeff Koons Balloon Animals with effect from the effective date hereof and shall continue to act as the Manager of Series: Jeff Koons Balloon Animals until termination of Series: Jeff Koons Balloon Animals pursuant to Section 11.1(b) of the Agreement or the Manager’s removal and replacement pursuant to Section 4.3 or Article X of the Agreement.

Initial Member	Every Management, LLC, a Delaware limited liability company, which shall be automatically withdrawn as a Member upon the admission of an Economic Member, including upon the Manager, the Initial Member or any of their Affiliates, upon their purchase of an Interest in the Series

Series Assets	The Series Assets of Series: Jeff Koons Balloon Animals shall comprise the assets as further described on Schedule 1 attached hereto, which will be acquired or otherwise procured by Series: Jeff Koons Balloon Animals through purchase option, and any assets and liabilities associated with such assets and such other assets and liabilities acquired by Series: Jeff Koons Balloon Animals from time to time, as determined by the Manager in its sole discretion.

Asset Seller	David Benrimon Fine Art

Sourcing Fee/Divestiture Fee	As defined in the applicable Agreement.

Issuance	The maximum number of Units of Series: Jeff Koons Balloon Animals the Company can issue may not be greater than the number of Units necessary to exchange for an amount not to exceed the purchase price, in the aggregate, of $53,000.

Number of Series: Jeff Koons Balloon Animals Interests held by the Manager and its Affiliates	The Manager must purchase at least 0.5% of Series: Jeff Koons Balloon Animals Interests and may, or may designate an Affiliate to, purchase additional Series: Jeff Koons Balloon Animals Interests (including in excess of 10%), in its sole discretion, through the Initial Offering.

Interest Designation	Not applicable

Broker	Four Points Capital Partners, LLC

Brokerage Fee	Up to one percent (1.00%) of the gross proceeds of the Interests from Series: Jeff Koons Balloon Animals sold at the Initial Offering of the Series: Cristiano Ronaldo Interests (excluding the Series: Jeff Koons Balloon Animals Interests acquired by Manager or Manager’s designated Affiliate), which fee shall be paid by the Manager.

Officers	There shall initially be no specific officers associated with Series: Jeff Koons Balloon Animals, although, the Manager may appoint Officers of Series: Jeff Koons Balloon Animals from time to time, in its sole discretion.

Aggregate Ownership Limit	As stated in Section 1.1.

Minimum Interests	One (1) Unit per Member.

Schedule 1

Series: Jeff Koons Balloon Animals

Created in 2017, these porcelain sculptures with chromatic coating are the latest release by Jeff Koons in his renowned balloon animal series. These were published by Bernardaud, Limoges, France (with their stamp on the underside). Each sculpture comes with the original box/packaging and numbered Balloon Rabbit (Red) edition 669/999, Balloon Monkey (Blue) edition 256/999, and Balloon Swan (Yellow) edition 250/999

EXHIBIT B-4

Series Designation of Series: “Shoeless Joe” Jackson E90-1 (SHOELESSJOE),
a series of Every Assets I, LLC

Capitalized terms used but not defined herein have the meanings assigned to such terms in the Limited Liability Company Agreement of Every Assets I, LLC, as in effect as of the effective date set forth below (the “Agreement”). References to Sections and Articles set forth herein are references to Sections and Articles of the Agreement.

Name of Series	Series: “Shoeless Joe” Jackson E90-1 (SHOELESSJOE), a series of Every Assets I, LLC, a Delaware limited liability company.

Effective Date of Establishment	October 31, 2022

Manager	Every Management, LLC, a Delaware limited liability company, is appointed as the Manager of Series: “Shoeless Joe” Jackson E90-1 (SHOELESSJOE) with effect from the effective date hereof and shall continue to act as the Manager of Series: “Shoeless Joe” Jackson E90-1 (SHOELESSJOE) until termination of Series: “Shoeless Joe” Jackson E90-1 (SHOELESSJOE) pursuant to Section 11.1(b) of the Agreement or the Manager’s removal and replacement pursuant to Section 4.3 or Article X of the Agreement.

Initial Member	Every Management, LLC, a Delaware limited liability company, which shall be automatically withdrawn as a Member upon the admission of an Economic Member, including upon the Manager, the Initial Member or any of their Affiliates, upon their purchase of an Interest in the Series

Series Assets	The Series Assets of Series: “Shoeless Joe” Jackson E90-1 (SHOELESSJOE) shall comprise the assets as further described on Schedule 1 attached hereto, which will be acquired or otherwise procured by Series: “Shoeless Joe” Jackson E90-1 (SHOELESSJOE) through purchase option, and any assets and liabilities associated with such assets and such other assets and liabilities acquired by Series: “Shoeless Joe” Jackson E90-1 (SHOELESSJOE) from time to time, as determined by the Manager in its sole discretion.

Asset Seller	Just Collect, Inc.

Sourcing Fee/Divestiture Fee	As defined in the applicable Agreement.

Issuance	The maximum number of Units of Series: “Shoeless Joe” Jackson E90-1 (SHOELESSJOE) the Company can issue may not be greater than the number of Units necessary to exchange for an amount not to exceed the purchase price, in the aggregate, of $50,880.

Number of Series: “Shoeless Joe” Jackson E90-1 (SHOELESSJOE) Interests held by the Manager and its Affiliates	The Manager must purchase at least 0.5% of Series: “Shoeless Joe” Jackson E90-1 (SHOELESSJOE) Interests and may, or may designate an Affiliate to, purchase additional Series: “Shoeless Joe” Jackson E90-1 (SHOELESSJOE) Interests (including in excess of 10%), in its sole discretion, through the Initial Offering.

Interest Designation	Not applicable

Broker	Four Points Capital Partners, LLC

Brokerage Fee	Up to one percent (1.00%) of the gross proceeds of the Interests from Series: “Shoeless Joe” Jackson E90-1 (SHOELESSJOE) sold at the Initial Offering of the Series: “Shoeless Joe” Jackson E90-1 (SHOELESSJOE) Interests (excluding the Series: “Shoeless Joe” Jackson E90-1 (SHOELESSJOE) Interests acquired by Manager or Manager’s designated Affiliate), which fee shall be paid by the Manager.

Officers	There shall initially be no specific officers associated with Series: “Shoeless Joe” Jackson E90-1 (SHOELESSJOE), although, the Manager may appoint Officers of Series: “Shoeless Joe” Jackson E90-1 (SHOELESSJOE) from time to time, in its sole discretion.

Aggregate Ownership Limit	As stated in Section 1.1.

Minimum Interests	One (1) Unit per Member.

Schedule 1

Series: “Shoeless Joe” Jackson E90-1 (SHOELESSJOE)

E90-1 shoeless Joe Jackson PSA 1. E90-1 singles were packaged with caramel and marketed to children. At 1-1/2” by 2-3/4” each, the E90-1 cards were manufactured with rounded corners and exhibit an artistic rendering of a photo on the front.